Exhibit 10.1

Execution Copy

COVANCE INC.

$250,000,000

$15,000,000 3.25% Senior Notes, Series 2013A, due November 15, 2018

$50,000,000 3.90% Senior Notes, Series 2013B, due November 15, 2020

$90,000,000 4.50% Senior Notes, Series 2013C, due November 15, 2023

$95,000,000 4.65% Senior Notes, Series 2013D, due November 15, 2025

NOTE PURCHASE AGREEMENT

Dated as of October 2, 2013

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SCHEDULE A —		INFORMATION RELATING TO PURCHASERS

SCHEDULE B —		DEFINED TERMS

SCHEDULE 1(a)	—	FORM OF 3.25% SENIOR NOTE, SERIES 2013A, DUE NOVEMBER 15, 2018

SCHEDULE 1(b)	—	FORM OF 3.90% SENIOR NOTE, SERIES 2013B, DUE NOVEMBER 15, 2020

SCHEDULE 1(c)	—	FORM OF 4.50% SENIOR NOTE, SERIES 2013C, DUE NOVEMBER 15, 2023

SCHEDULE 1(d)	—	FORM OF 4.65% SENIOR NOTE, SERIES 2013D, DUE NOVEMBER 15, 2025

SCHEDULE 1.2	—	FORM OF INITIAL SUBSIDIARY GUARANTY

SCHEDULE 4.4	—	FORM OF OPINION OF SPECIAL COUNSEL FOR THE COMPANY [OMITTED]

SCHEDULE 4.13	—	FORM OF INTERCREDITOR AGREEMENT

SCHEDULE 5.3	—	DISCLOSURE MATERIALS

SCHEDULE 5.4	—	SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5	—	FINANCIAL STATEMENTS

SCHEDULE 5.15	—	EXISTING INDEBTEDNESS; LIENS

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COVANCE INC.

210 Carnegie Center

Princeton, New Jersey 08540

$15,000,000 3.25% Senior Notes, Series 2013A, due November 15, 2018

$50,000,000 3.90% Senior Notes, Series 2013B, due November 15, 2020

$90,000,000 4.50% Senior Notes, Series 2013C, due November 15, 2023

$95,000,000 4.65% Senior Notes, Series 2013D, due November 15, 2025

Dated as of October 2, 2013

TO EACH OF THE PURCHASERS LISTED IN

A HERETO:

Ladies and Gentlemen:

Covance Inc., a Delaware corporation (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.                                          AUTHORIZATION OF NOTES; SUBSIDIARY GUARANTY.

Section 1.1.                                Authorization of Notes; Increase in Interest Rate.  (a) The Company will authorize the issue and sale of (i) $15,000,000 aggregate principal amount of its 3.25% Senior Notes, Series 2013A, due November 15, 2018 (the “Series 2013A Notes”), (ii) $50,000,000 aggregate principal amount of its 3.90% Senior Notes, Series 2013B, due November 15, 2020 (the “Series 2013B Notes”), (iii) $90,000,000 aggregate principal amount of its 4.50% Senior Notes, Series 2013C, due November 15, 2023 (the “Series 2013C Notes”) and (iv) $95,000,000 aggregate principal amount of its 4.65% Senior Notes, Series 2013D, due November 15, 2025 (the “Series 2013D Notes” and together with the Series 2013A Notes, the Series 2013B Notes and the Series 2013C Notes, each as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”).  Interest on the Notes shall be payable semiannually, in arrears, on May 15 and November 15 in each year (each, an “Interest Payment Date”).  The Series 2013A Notes, the Series 2013B Notes, the Series 2013C Notes and the Series 2013D Notes shall be substantially in the form set out in Schedules 1(a), 1(b), 1(c) and 1(d), respectively.  Certain capitalized and other terms used in this Agreement are defined in Schedule B.  References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

(b)                                 Increase in Interest Rate.  If, during a Transition Period, the Leverage Ratio exceeds 3.00 to 1.00, as evidenced by an Officer’s Certificate delivered pursuant to Section 7.2(a), the applicable per annum interest rate payable on the Notes shall be increased by 0.75%, commencing on the first day of the first fiscal quarter following the fiscal quarter in respect of which such Officer’s Certificate was delivered (each, a “Commencement Period”) and continuing until the Company has provided an Officer’s Certificate pursuant to Section 7.2(a) demonstrating that, as of the end of the fiscal quarter in respect of which such Officer’s Certificate is delivered, the Leverage Ratio is not more than 3.00 to 1.0.  Following delivery of an Officer’s Certificate demonstrating that the Leverage Ratio did not exceed 3.00 to 1.0, the additional 0.75% interest shall cease to accrue or be payable for any fiscal quarter subsequent to the fiscal quarter in respect of which such Officer’s Certificate is delivered (each, a “Termination Period”).  To the extent that the Company is required to pay an increase in interest rate under this Section 1.1(b) and the Interest Payment Date in respect of the applicable Commencement Period has already occurred or the Company is no longer required to pay an increase in interest rate under this Section 1.1(b) and the Interest Payment Date in respect of the applicable Termination Period has already occurred and, as a result, the Company has underpaid or overpaid interest to any holder of a Note (each, an “Interest Adjustment Amount”), in such case, the Company shall make the relevant adjustment on the next succeeding Interest Payment Date and shall provide a certificate executed by a Senior Financial Officer of the Company specifying in reasonable detail (including the relevant calculations) the nature of any such adjustment.  For the avoidance of doubt, interest is not payable on any Interest Adjustment Amount if such Interest Adjustment Amount is paid in accordance with the provisions of this Section 1.1(b).

Section 1.2.                     Security; Subsidiary Guaranty.  (a)(1) The obligations of the Company hereunder and under the Notes and the obligations of the Subsidiary Guarantors under the Subsidiary Guaranty shall be secured by the Pledged Collateral pursuant to the terms of the Collateral Documents.

(2)                                 The holders of the Notes agree to execute and deliver their written consent directing the Collateral Agent to release any Pledged Collateral granted by the Company or any Subsidiary Guarantor to the Collateral Agent upon the written request of the Company, provided that (i) the other holders of secured Indebtedness under each Material Credit Facility shall have executed and delivered their written consent to the Collateral Agent (or will be executing and delivering their written consent concurrently with the granting of such consent) to release such Pledged Collateral and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) no Default or Event of Default exists or results therefrom, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company or any Subsidiary Guarantor expressly for the purpose of such release, holders of the Notes shall receive equivalent consideration.

(b) (1)The payment by the Company of all amounts due with respect to the Notes and the performance by the Company of its obligations under this Agreement will be absolutely and unconditionally guaranteed by the Subsidiary Guarantors pursuant to the Subsidiary Guaranty Agreement dated as of even date herewith, which shall be substantially in the form of

Schedule 1.2 attached hereto (the “Initial Subsidiary Guaranty”), and otherwise pursuant to and in accordance with Section 9.7.

(2)                                 The holders of the Notes agree to discharge and release any Subsidiary Guarantor from the Subsidiary Guaranty upon the written request of the Company, provided that (i) such Subsidiary Guarantor has been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under the Subsidiary Guaranty), whether as a borrower, obligor and/or guarantor, from all obligations under all Material Credit Facilities and the Company so certifies to the holders of the Notes in a certificate of a Responsible Officer, (ii) at the time of such release and discharge, the Company shall deliver a certificate of a Responsible Officer to the holders of the Notes stating that no Default or Event of Default exists or results therefrom, and (iii) if any fee or other form of consideration is given to any holder of Indebtedness of the Company for the purpose of such release, holders of the Notes shall receive equivalent consideration.

SECTION 2.                                          SALE AND PURCHASE OF NOTES.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.                                          CLOSING.

The execution and delivery of the Note Purchase Agreement shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe St., Chicago, Illinois 60603, at 10:00 a.m. Central time, on October 2, 2013.  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Central time, at a closing (the “Closing”) on November 15, 2013 or on such other Business Day thereafter on or prior to November 22, 2013 as may be agreed upon by the Company and the Purchasers.  At the Closing the Company will deliver to each Purchaser the Notes of the series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $200,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the account specified in accordance with Section 4.10.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

SECTION 4.                                          CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.                     Representations and Warranties.  (a)  The representations and warranties of the Company in this Agreement shall be correct when made and at the Closing (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein).

(b)                                 The representations and warranties of each Subsidiary Guarantor in the Initial Subsidiary Guaranty shall be correct when made and at the Closing (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein).

Section 4.2.                     Performance; No Default.  The Company and each Subsidiary Guarantor shall have performed and complied with all agreements and conditions contained in this Agreement and the Initial Subsidiary Guaranty required to be performed or complied with by the Company or each such Subsidiary Guarantor prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing and no Change of Control shall have occurred.  Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.                     Compliance Certificates.

(a)             Officer’s Certificate of the Company.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

(b)             Secretary’s Certificate of the Company.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Loan Documents to which the Company is a party and which are executed and delivered on the date hereof or at the Closing and (ii) the Company’s organizational documents as then in effect.

(c)              Officer’s Certificate of the Subsidiary Guarantors.  Each Subsidiary Guarantor shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)              Secretary’s Certificate of the Subsidiary Guarantors.  Each Subsidiary Guarantor shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Loan Documents to which Subsidiary Guarantor is a party and which are executed and delivered on the date hereof or at the Closing and (ii) such Subsidiary Guarantor’s organizational documents as then in effect.

Section 4.4.                             Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Drinker Biddle & Reath LLP, special counsel for the Company, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, covering such matters incident to such transactions as such Purchaser may reasonably request, and (c) from counsel for each Subsidiary Guarantor covering such matters incident to the transactions contemplated hereby and the Initial Subsidiary Guaranty as such Purchaser or its counsel may reasonably request.

Section 4.5.                             Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.                             Sale of Other Notes.  Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes of the series to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.                             Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.                             Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.                             Changes in Corporate Structure.  The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.                      Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.                      Initial Subsidiary Guaranty.  The Initial Subsidiary Guaranty shall have been duly authorized, executed and delivered by the respective parties thereto, and shall constitute the legal, valid and binding contract and agreement of the respective parties thereto, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.12.                      Collateral Documents.  Each Collateral Document shall be satisfactory in scope, form and substance to such Purchaser, shall have been duly authorized, executed and delivered by the parties thereto, and such Purchaser shall have received a true, complete, executed copy thereof.

Section 4.13.                      Intercreditor Agreement.  The Intercreditor Agreement shall be satisfactory in scope, form and substance to such Purchaser and in the form attached hereto as Schedule 4.13, shall have been duly authorized, executed and delivered by the parties thereto, and such Purchaser shall have received a true, complete, executed copy thereof.

Section 4.14.                      Filings.  Each Uniform Commercial Code financing statement required to be filed, registered or recorded in connection with the transactions contemplated by the Collateral Documents shall have been delivered to the Collateral Agent for filing, registration or recordation in each office, in each case required in order to create in favor of the Collateral Agent, for the ratable benefit of the holders of the Notes, a valid perfected first priority Lien on the Pledged Collateral, and all necessary filing, registration and other similar fees, and all taxes and other charges related to such filings, registrations and recordations shall have been paid in full by the Company.

Section 4.15.                      UCC Searches.  Uniform Commercial Code financing statement, judgment lien and Federal income tax lien searches for each relevant jurisdiction shall have been delivered to the Purchasers and their special counsel.

Section 4.16.                      Amendment to Existing Credit Agreement.  The Existing Credit Agreement shall be amended in form and substance reasonably satisfactory to the Purchasers and their special counsel and such amendment have been duly authorized, executed and delivered by the parties thereto, shall constitute the legal, valid and binding agreement of each of the parties thereto, and the Purchasers shall have received a true, complete, executed copy thereof.

Section 4.17.                      Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.                                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.                             Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly licensed or qualified as a foreign corporation and is in good standing in each jurisdiction in which such license or qualification is required by law, other than those jurisdictions as to which the failure to be so licensed or qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it owns or holds under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Loan Documents to which it is a party and to perform the provisions hereof and thereof.

Section 5.2.                             Authorization, Etc.  This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and each Loan Document to which the Company is a party (other than the Notes) constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.                             Disclosure.  The Company, through its agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated and JPMorgan Securities LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated August 2013 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries.  This Agreement, the Memorandum, the financial statements listed in Schedule 5.5,  and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to August 16, 2013 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2012, there has been no change in the financial condition, operations, business or properties of the Company or any

Subsidiary except changes that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.                             Organization and Ownership of Shares of Restricted Subsidiaries and Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists as of the date hereof of the Restricted Subsidiaries showing, as to each such Restricted Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Restricted Subsidiary and (b) Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012 contains a list of the Company’s subsidiaries as of December 31, 2012.  As of the date of Closing, the Company has not designated any of its subsidiaries as an Excluded Subsidiary.

(b)              All of the outstanding shares of capital stock or similar equity interests of each Restricted Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)               Each Restricted Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly licensed or qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such license or qualification is required by law, other than those jurisdictions as to which the failure to be so licensed or qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.  Each such Restricted Subsidiary has the corporate or other power and authority to own or hold under lease the properties it owns or holds under lease and to transact the business it transacts and proposes to transact.

(d)              No Restricted Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting in any material respect the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Restricted Subsidiary.

Section 5.5.                             Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.                             Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company or any Subsidiary Guarantor of each Loan Document to which it is a party, executed and delivered as of the date hereof or to be executed and delivered at the Closing, will not (i) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.                             Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration or filing with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or any Subsidiary Guarantor of any Loan Document to which each is a party.

Section 5.8.                             Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)              Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation would reasonably be expected to have a Material Adverse Effect.

Section 5.9.                             Taxes.  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid or made adequate provisions for all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or profits, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2011, except for Covance Central Laboratory Services LP, which is under audit for the fiscal year ended December 31, 2011.

Section 5.10.                      Title to Property; Leases.  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.                      Licenses, Permits, Etc.  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others which would reasonably be expected to result in a Material Adverse Effect.

(b)              To the actual knowledge of the Company after due inquiry, no product or service of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)               To the actual knowledge of the Company after due inquiry, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries which would reasonably be expected to result in a Material Adverse Effect.

Section 5.12.                      Compliance with ERISA.  (a)  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)              The present value of the aggregate benefit liabilities under each of the Plans subject to Title IV of ERISA (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)               The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)              The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) under Plans of the Company and its Subsidiaries is not Material.

(e)               The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.                      Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.                      Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes hereunder for refinancing a portion of its existing indebtedness and for general corporate purposes.  No part of the proceeds from the sale of the Notes hereunder will be used, immediately, incidentally or ultimately (directly or indirectly), for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of

Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.                      Existing Indebtedness; Future Liens.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all Indebtedness for borrowed money of the Company and its Subsidiaries the outstanding principal amount of which exceeds $500,000 as of June 30, 2013 (including general descriptions thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $500,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)              Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness, the outstanding principal amount of which exceeds $500,000, or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness, the outstanding principal amount of which exceeds $500,000.

(c)               Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15.

Section 5.16.                      Foreign Assets Control Regulations, Etc.  (a) Neither the Company nor, to the Company’s actual knowledge after making due inquiry, any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act,

CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  Neither the Company nor, to the Company’s actual knowledge after making due inquiry, any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)              No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)               Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)              (1) Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)              To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3)              No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17.                      Status under Certain Statutes.  Neither the Company nor any Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.                      Environmental Matters.  (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any written notice of any claim and no proceeding has been instituted asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.

(b)              Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them, except, in each case, such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)               Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)              Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)              All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.                      Pari Passu Ranking.  The obligations of the Company under this Agreement and the Notes rank pari passu in right of payment with all Indebtedness outstanding under each Material Credit Facility.

Section 5.20.                      Solvency.  The Company and the Subsidiary Guarantors, taken as a whole, are Solvent after giving effect to the transactions contemplated by the Loan Documents and the incurrence of all Indebtedness evidenced by the Loan Documents.

Section 5.21.                      Security Interests.  The Liens and security interests granted to the Collateral Agent pursuant to the Pledge Agreement and the Subsidiary Pledge Agreement in the Pledged Collateral constitute and will continue to constitute Prior Security Interests under the Uniform Commercial Code as in effect in each applicable jurisdiction (the “Uniform Commercial Code”) or other applicable law entitled to all the rights, benefits and priorities provided by the Uniform Commercial Code or such law.  The financing statements relating to said security interests have been filed in each office and in each jurisdiction where required in order to perfect the security interests described above.  The Collateral Agent has taken possession of any stock certificates or other certificates evidencing the Pledged Collateral, and all such action as is necessary or advisable to establish such rights of the Collateral Agent have been taken, and with such filings and such taking of possession, no further action is needed in order to preserve, protect and continue such rights under the Pledge Agreement and the Subsidiary Pledge Agreement, except the filing of continuation statements with respect to such financing statements within six months prior to each five-year anniversary of the filing of such financing statements.  All filing fees and other expenses in connection with each such action have been or will be paid by the Company.

Section 5.22.                      Status of the Pledged Collateral.  All the Subsidiary Shares, Partnership Interests or LLC Interests included in the Pledged Collateral to be pledged pursuant to the Pledge Agreement and the Subsidiary Pledge Agreement are or will be upon issuance validly issued and nonassessable and owned beneficially and of record by the pledgor free and clear of any Lien or restriction on transfer, except as otherwise provided by the Pledge Agreement and the Subsidiary Pledge Agreement and except as the right of the Collateral Agent to dispose of the Subsidiary Shares, Partnership Interests or LLC Interests may be limited by the Securities Act and the regulations promulgated by the SEC thereunder and by applicable state securities laws.

SECTION 6.                                          REPRESENTATIONS OF THE PURCHASERS; ACCREDITED INVESTOR.

Section 6.1.                     Purchase for Investment; Accredited Investor.  (a)  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each

Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

(b)             Each Purchaser represents that it is an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act.

Section 6.2.                     Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)                            the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)                            the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                             the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                            the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e)                             the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)                           the Source is a governmental plan; or

(g)                             the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)                            the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.                                          INFORMATION AS TO COMPANY.

Section 7.1.                     Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)                            Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material

Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)                            a consolidated balance sheet of the Company and its subsidiaries as at the end of such quarter, and

(ii)                         consolidated statements of income, comprehensive income and cash flows of the Company and its subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, in each case the foregoing being subject to Section 7.4;

(b)                            Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under any Material Credit Facility or the date on which such corresponding financial statements are delivered under any Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Company, duplicate copies of

(i)                            a consolidated balance sheet of the Company and its subsidiaries as at the end of such year, and

(ii)                         consolidated statements of income, comprehensive income, stockholders’ equity and cash flows of the Company and its subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) of independent public accountants of recognized national standing, which opinion shall state in such language as the auditors customarily use that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b), in each case the foregoing being subject to Section 7.4;

(c)                             SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC;

(d)                            Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)                             ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)                            with respect to any Plan (other than any Multiemployer Plan), any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)                              the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)                           any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect;

(f)                              Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect;

(g)                             Agreements regarding Pledged Collateral — upon the request of the Required Holders, the Company and the Subsidiary Guarantors shall provide to the Required Holders a list of shareholder agreements, partnership agreements, operating agreements or other similar agreements applicable to the Pledged Collateral, together with a true and complete copy of each such agreement;

(h)                            Excluded Subsidiaries — if, at the time of delivery of any financial statements pursuant to Section 7.1(a) or (b), Excluded Subsidiaries account for more than (i) 10% of the consolidated total assets of the Company and its subsidiaries reflected in the consolidated balance sheet included in such financial statements or (ii) 10% of the consolidated revenues of the Company and its subsidiaries reflected in the consolidated statement of income included in such financial statements, an unaudited balance sheet for all Excluded Subsidiaries taken as whole as at the end of the fiscal period included in such financial statements and the related unaudited statements of income, stockholders’ equity and cash flows for such Excluded Subsidiaries for such period, together with consolidating statements reflecting all eliminations or adjustments necessary to reconcile such group financial statements to the consolidated financial statements of the Company and its subsidiaries, shall be delivered together with the financial statements required pursuant to Sections 7.1(a) and (b); and

(i)                                Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company or any Subsidiary Guarantor to perform its obligations under any Loan Document as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2.                     Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer:

(a)                            Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10 during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section, and the calculation of the amount, ratio or percentage then in existence.  In the event that the Company or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election; and

(b)                            Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.                     Visitation.  The Company shall permit the representatives of each Purchaser or holder of a Note that is an Institutional Investor:

(a)                            No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                            Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.                     Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i)                                  such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser or holder of a Note by e-mail;

(ii)                               the Company shall have timely filed such Form 10—Q or Form 10—K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.covance.com as of the date of this Agreement;

(iii)                            such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate(s) satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Company on IntraLinks or on any other similar website to which each Purchaser or holder of Notes has free access; or

(iv)                           the Company shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser or holder of Notes has free access;

provided however, that in the case of any of clauses (ii), (iii) or (iv), the Company shall have given each Purchaser or holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

SECTION 8.                                          PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.                     Maturity.  (a) As provided therein, the entire unpaid principal balance of each Series 2013A Note shall be due and payable on the Maturity Date thereof.

(b)                                 As provided therein, the entire unpaid principal balance of each Series 2013B Note shall be due and payable on the Maturity Date thereof.

(c)                                  As provided therein, the entire unpaid principal balance of each Series 2013C Note shall be due and payable on the Maturity Date thereof.

(d)                                 As provided therein, the entire unpaid principal balance of each Series 2013D Note shall be due and payable on the Maturity Date thereof.

Section 8.2.                     Optional Prepayments with Make-Whole Amount.  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than ten days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.                     Allocation of Partial Prepayments.  In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.  In the case of each partial prepayment of the Notes pursuant to Section 8.5 or Section 8.7, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes being prepaid at such time in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.4.                     Maturity; Surrender, Etc.  In the case of each optional prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.                     Purchase of Notes.  The Company will not and will not permit any of its Affiliates to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes, or (b) pursuant to a written offer to purchase any outstanding Notes made by the Company or an Affiliate pro rata to the holders of the Notes upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days.  If the holders of more than 50% of the aggregate principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of Notes of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by the Company or any of their Affiliates pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.                     Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years, computed on the basis of a 360-day year composed of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under such Note, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.                             Change of Control.  (a) Notice of Change of Control.  The Company will, within 30 Business Days after any Responsible Officer has knowledge of the occurrence of any Change of Control, give written notice of such Change of Control to each holder of Notes unless notice in respect of such Change of Control shall have been given pursuant to subparagraph (b) of this Section 8.7.  If a Change of Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (b) of this Section 8.7 and shall be accompanied by the certificate described in subparagraph (e) of this Section 8.7.

(b)              Offer to Prepay Notes.  The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.7 shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, the Notes held by each holder (in this case only, “holder” in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the “Proposed Prepayment Date”).  If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.7, such date shall be not less than 20 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).

(c)              Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least 5 Business Days prior to the Proposed Prepayment Date.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.7, or to accept an offer as to all of the Notes held by such holder, in each case on or before the 5th Business Day preceding the Proposed Prepayment Date, shall be deemed to constitute a rejection of such offer by such holder.

(d)              Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment and without any Make-Whole Amount.  The prepayment shall be made on the Proposed Prepayment Date.

(e)              Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.7; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; and (v) in reasonable detail, the nature and date or proposed date of the Change of Control.

(f)              “Change of Control” Defined.  “Change of Control” means any person or group of persons (within the meaning of Section 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 30% or more of the voting capital stock of the Company.

Section 8.8.                             Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.                                          AFFIRMATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1.                             Compliance with Laws.  (a) Without limiting Section 10.5, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, provided that it shall not be deemed to be in violation of this Section 9.1(a) if any failure to comply with any law would not result in fines, penalties, Remedial Actions, costs, other similar liabilities or injunctive relief which in the aggregate would reasonably be expected to constitute a Material Adverse Effect.

(b)            The Company will, and will cause each of its Subsidiaries to, obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not result in cease and desist orders or fines, penalties or other similar liabilities or injunctive relief which in the aggregate would reasonably be expected to have a Material Adverse Effect.

Section 9.2.                             Insurance.  The Company will, and will cause each of its Restricted Subsidiaries to, maintain, either directly or through the Company or another Restricted Subsidiary, with financially sound and reputable insurers, insurance (including self-insurance, to the extent customary) with respect to their respective properties and businesses against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers’ compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses.

Section 9.3.                             Maintenance of Properties.  The Company will, and will cause each of its Restricted Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties useful or necessary to the business in good repair, working order and condition (other than ordinary wear and tear), in accordance with the general practice of other businesses of similar character and size, and from time to time the Company will, and will cause its Restricted Subsidiaries to, make or cause to be made all appropriate repairs, renewals or replacements thereof.

Section 9.4.                             Payment of Taxes and Claims.  The Company will, and will cause each of its Subsidiaries to, duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not be reasonably expected to result in a Material Adverse Effect.

Section 9.5.                             Corporate Existence, Etc.  Subject to Section 10.2, the Company will at all times preserve and keep its corporate existence in full force and effect.  Subject to Sections 10.2 and 10.3, the Company will at all times preserve (or cause its Restricted Subsidiaries to preserve) and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a wholly-owned Restricted Subsidiary) and any license or qualification of the Company and its Restricted Subsidiaries in each jurisdiction in which its ownership or lease or property or the nature of its business makes such license or qualification necessary, unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, license or qualification would not have a Material Adverse Effect.

Section 9.6.                             Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account that would enable the Company to issue financial statements in accordance with GAAP and in conformity with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.  The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which accurately reflect in all material respects its transactions.

Section 9.7                                Subsidiary Guarantors.  The Company will cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under any Material Credit Facility to concurrently therewith:

(a)                            enter into an agreement (which may be in the form of a joinder to the Initial Subsidiary Guaranty) in form and substance satisfactory to the Required Holders providing for the guaranty by such Subsidiary, on a joint and several basis with all other such Subsidiaries, of (i) the prompt payment in full when due of all amounts payable by the Company pursuant to the Notes (whether for principal, interest, Make-Whole Amount or otherwise) and this Agreement, including, without limitation, all indemnities, fees and expenses payable by the Company thereunder and (ii) the prompt, full and faithful performance, observance and discharge by the Company of each and every covenant, agreement, undertaking and provision required pursuant to the Notes or this Agreement to be performed, observed or discharged by it (an “Additional Subsidiary Guaranty”); and

(b)                            deliver the following to each of holder of a Note:

(i)                            an executed counterpart of such Additional Subsidiary Guaranty;

(ii)                         a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6 and 5.7 of this Agreement (but with respect to such Subsidiary and such Additional Subsidiary Guaranty rather than the Company);

(iii)                      all documents as may be reasonably requested by the Required Holders to evidence the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Additional Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(iv)                     an opinion of counsel reasonably satisfactory to the Required Holders covering such matters relating to such Subsidiary and such Additional Subsidiary Guaranty as the Required Holders may reasonably request.

Section 9.8.                             Pari Passu Ranking.  The Notes and all obligations under this Agreement are and at all times shall remain direct obligations of the Company ranking pari passu with all Indebtedness outstanding under any Material Credit Facility.

Section 9.9.                             Designation of Subsidiaries.  The Company may from time to time cause any Subsidiary (other than a Subsidiary Guarantor) to be designated as an Unrestricted Subsidiary or any Unrestricted Subsidiary to be designated a Restricted Subsidiary; provided, however, that at the time of such designation and immediately after giving effect thereto, no Default or Event of Default would exist under the terms of this Agreement, provided, further, that once a Subsidiary is designated as an Unrestricted Subsidiary or a Restricted Subsidiary, it shall not be redesignated as a Restricted Subsidiary or an Unrestricted Subsidiary except as follows: (a) once a Subsidiary has been designated an Unrestricted Subsidiary, it may be redesignated as a Restricted Subsidiary on one occasion then subsequently redesignated as an Unrestricted Subsidiary on one occasion and (b) once a Subsidiary has been designated a Restricted Subsidiary, it may be redesignated as an Unrestricted Subsidiary on one occasion then subsequently redesignated as a Restricted Subsidiary on one occasion.  Within ten (10) days following any designation described above, the Company will deliver to each holder a notice of such designation accompanied by a certificate signed by a Senior Financial Officer of the Company certifying compliance with all requirements of this Section 9.9 and setting forth all information required in order to establish such compliance.  In addition, the Company and its Restricted Subsidiaries will, as of the last day of each fiscal quarter of the Company, account for at least (i) 80% of consolidated total assets of the Company and its Subsidiaries and any Excluded Subsidiaries as of such day and (ii) 80% of consolidated earnings before interest, taxes, depreciation and amortization of the Company and its Subsidiaries and any Excluded Subsidiaries for the four consecutive fiscal quarter period of the Company ending on such day.

SECTION 10.                                   NEGATIVE COVENANTS.

From the date of this Agreement until the Closing and thereafter, so long as any of the Notes are outstanding, the Company covenants that::

Section 10.1.                      Transactions with Affiliates.  The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Restricted Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.                      Merger, Consolidation, Etc.  The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person except:

(a)                            any Restricted Subsidiary of the Company may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, (i) the Company or a Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing entity or (ii) any other Person so long as the survivor is a Restricted Subsidiary, or (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3;

(b)                            the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

(1)                            the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation or company organized and existing under the laws of the United States or any state thereof (including the District of Columbia) or any Permitted Jurisdiction, and, if the Company is not such corporation or company, (i) such corporation or company shall have executed and delivered to each holder of any Notes (x) its assumption of the due and punctual performance and observance of each covenant and condition of the Loan Documents to which the Company is a party and (y) if such corporation or company is a non-U.S. entity, an amendment to this Agreement in form and substance reasonably acceptable to the Required Holders and (ii) such corporation or company shall have caused to be delivered to each holder of any Notes an opinion of nationally or internationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption or any amendments to this Agreement are enforceable in accordance with their terms and comply with the terms hereof; and

(2)                            each Subsidiary Guarantor under any Subsidiary Guaranty that is outstanding at the time such transaction or each transaction in such a series of transactions occurs reaffirms its obligations under such Subsidiary Guaranty in writing at such time pursuant to documentation that is reasonably acceptable to the Required Holders; and

(c)                             immediately before and immediately after giving effect to such transaction or each transaction in any such series of transactions, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation or company that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

Section 10.3.                      Sales of Assets.  The Company will not, and will not permit any Subsidiary to, sell, lease or otherwise dispose of any Substantial Part (as defined below) of the assets of the Company and its Subsidiaries; provided, however, that the Company or any Subsidiary may sell, lease or otherwise dispose of assets constituting a Substantial Part of the assets of the Company and its Subsidiaries if such assets are sold in an arm’s length transaction and, at such time and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and an amount equal to an amount not in excess of the net proceeds received from such sale, lease or other disposition (but not less than that portion of such assets that exceeds the definition of Substantial Part) shall be used within 365 days of such sale, lease or disposition, in any combination:

(1)                            to acquire productive assets used or useful in carrying on the business of the Company and its Subsidiaries and having a value at least equal to the value of such assets sold, leased or otherwise disposed of; and/or

(2)                            to prepay or retire Senior Indebtedness of the Company and/or its Subsidiaries, provided that (i) the Company shall offer to prepay each outstanding Note in a principal amount which equals the Ratable Portion for such Note, and (ii) any such prepayment of the Notes shall be made at par, together with accrued interest thereon to the date of such prepayment, but without the payment of the Make-Whole Amount.  Any offer of prepayment of the Notes pursuant to this Section 10.3 shall be given to each holder of the Notes by written notice that shall be delivered not less than twenty (20) days and not more than sixty (60) days prior to the proposed prepayment date.  Each such notice shall state that it is given pursuant to this Section 10.3 and that the offer set forth in such notice must be accepted by such holder in writing and shall also set forth (i) the prepayment date, (ii) a description of the circumstances which give rise to the proposed prepayment and (iii) a calculation of the Ratable Portion for such holder’s Notes.  Each holder of the Notes which desires to have its Notes prepaid shall notify the Company in writing delivered not less than five (5) Business Days prior to the proposed prepayment date of its acceptance of such offer of prepayment.  A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 10.3, or to accept an offer as to all of the Notes held by such holder, in each case on or before the 5th Business Day preceding the proposed prepayment date, shall be deemed to constitute a rejection of such offer by such holder.  Prepayment of Notes pursuant to this Section 10.3 shall be made in accordance with Section 8.2 (but without payment of the Make-Whole Amount).

As used in this Section 10.3, a sale, lease or other disposition of assets shall be deemed to be a “Substantial Part” of the assets of the Company and its Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries during the period of 12 consecutive months ending on the date of such sale, lease or other disposition, exceeds 15% of the book value of Consolidated Total Assets, determined as of the end of the fiscal year immediately preceding such sale, lease or other disposition; provided that there shall be excluded from any determination of a “Substantial Part” (i) any sale or other disposition of obsolete or worn out property, (ii) any sale, lease or disposition of assets (including inventory and investments) in the ordinary course of business of the Company and its Subsidiaries, (iii) any transfer of assets from the Company to any Wholly-Owned Subsidiary or from any Subsidiary to the Company or a Wholly-Owned Subsidiary, or (iv) any sale or transfer of property acquired by the Company or any Subsidiary after the date of this Agreement to any Person within 365 days following the acquisition or construction of such property by the Company or any Subsidiary if the Company or a Subsidiary shall concurrently with such sale or transfer, lease such property, as lessee.

Section 10.4.                      Line of Business.  The Company will not and will not permit any Restricted Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Restricted Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Memorandum; provided that the Company and its Restricted Subsidiaries may engage in (i) the businesses in which the Company (whether directly or through one or more of its Restricted Subsidiaries) engages in as of the Closing, (ii) similar or related businesses (including, without limitation, similar or related businesses that serve industries which purchase or use goods manufactured or processed or services rendered by, any business in which the Company is then permitted to engage (whether directly or through one or more of its Restricted Subsidiaries), pursuant to this Section 10.4, or (iii) businesses incidental to the foregoing.

Section 10.5.                      Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity (a) to become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target  of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly to have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (i) would cause any holder to be in violation of any law or regulation applicable to such holder, or (ii) is prohibited by or subject to sanctions under any

U.S. Economic Sanctions, or (c)  to engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.6.                      Liens.  The Company will not and will not permit any of its Subsidiaries to directly or indirectly create, incur, assume or permit to exist any Lien on any property or asset, tangible or intangible, of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, except:

(a)                  Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(b)                  pledges or deposits made in the ordinary course of business to secure payment of workmen’s compensation, or to participate in any fund in connection with workmen’s compensation, unemployment insurance, old-age pensions or other social security programs;

(c)                   Liens of mechanics, material men, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(d)                  good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations; or surety, appeal, indemnity, performance bonds, other similar bonds or obligations of a like nature required in the ordinary course of business;

(e)                   encumbrances consisting of rights-of-way, zoning restrictions, easements or other similar encumbrances, charges or restrictions on the use of real property or other minor defects or irregularities in title so long as all of the foregoing:  (i) are incurred in the ordinary course of business, (ii) are not in the aggregate substantial in amount, (iii) do not materially impair the use of such property or the value thereof, and (iv) none of which is violated in any material respect by existing or proposed structures or land use;

(f)                 Liens, security interests and mortgages in favor of the Collateral Agent securing the obligations under the Loan Documents and any Material Credit Facility, provided that such Liens, security interests and mortgages are subject to the terms of the Intercreditor Agreement;

(g)                   any Liens existing on the date of this Agreement and described in Schedule 5.15, provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(h)                  any judgment Liens that would not otherwise constitute an Event of Default;

(i)                      Liens on fixed or capital assets acquired, constructed or improved by the Company or any Subsidiary; provided that (1) such Liens and the Indebtedness secured thereby are incurred within the limits of this Agreement prior to or within 90 days after such acquisition or the completion of such construction or improvement, (2) the Indebtedness secured thereby does not exceed the cost (excluding transaction costs) of acquiring, constructing or improving such fixed or capital assets and (3) such Liens shall not encumber any property or assets of the Company or any of its Subsidiaries other than the property financed by such Indebtedness;

(j)                     any Lien existing on any assets or Person prior to the time, as part of an acquisition permitted hereunder, such assets are acquired by the Company or a Subsidiary of the Company or such Person is acquired and becomes a Subsidiary of the Company; provided that (1) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Company, as the case may be, (2) such Lien shall not apply to any other property or assets of the Company or any Subsidiary of the Company, and (3) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Company, as the case may be, and extensions, renewals, refinancings and replacements thereof that do not increase the outstanding principal amount thereof;

(k)                  Liens arising by virtue of any statutory or common law provision relating to banker’s lien, rights of setoff or similar rights as to deposit accounts or other funds maintained, in either case, in the ordinary course of business with a creditor depository institution;

(l)                      any interest or title of a lessor or sublessor under any lease or sublease entered into by the Company or any Subsidiary of the Company in the ordinary course of its business and covering only the assets so leased or subleased; and leases or subleases granted to others, in the ordinary course of the Company’s or its Subsidiaries’ business, not interfering in any material respect with the business of the Company or any of its Subsidiaries;

(m)              Liens, in the ordinary course of the Company’s or its Subsidiaries’ business, in favor of customs and revenue authorities as a matter of law to secure payment of custom duties;

(n)                  Liens securing the Cash Pooling Obligations so long as such Liens are on assets of Foreign Subsidiaries or the Company on deposit in accounts with financial institutions providing such Cash Pooling Obligations to such Foreign Subsidiaries and/or the Company;

(o)                  Liens incurred in the ordinary course of business of the Company, the Subsidiary Guarantors and their respective Subsidiaries on assets of the Company, the

Subsidiary Guarantors and their respective Subsidiaries, which Liens secure surety, appeal, indemnity, performance or other similar bonds or obligations of a like nature required in the ordinary course of business of the Company, the Subsidiary Guarantors and their respective Subsidiaries so long as the aggregate net book value of the assets of the Company, the Subsidiary Guarantors and their respective Subsidiaries secured by all Liens permitted by this clause (o) does not exceed $30,000,000;

(p)                  the following (i) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (ii) if a final judgment is entered and such judgment is bonded, vacated, discharged or stayed pending appeal within sixty (60) days of entry, and in either case it does not materially impair the Pledged Collateral or in the aggregate materially impair the ability of the Company or any Subsidiary to perform its obligations hereunder, under the Subsidiary Guaranty or under the other Loan Documents: (A) claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Company or Subsidiary, as applicable, maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; (B) claims, Liens or encumbrances upon, and defects of title to, personal property, including any attachment of personal property or other legal process prior to adjudication of a dispute on the merits; or (C) claims or Liens of mechanics, materialmen, warehouse, carriers, landlords or other statutory nonconsensual Liens; and

(q)                  other Liens securing Indebtedness of the Company or any Subsidiary not otherwise permitted by clauses (a) through (p), provided that Priority Debt shall not at any time exceed 15% of Consolidated Total Assets (determined as of the end of the then most recently ended fiscal quarter), provided, further, that notwithstanding the foregoing, the Company shall not, and shall not permit any of its Subsidiaries to, secure pursuant to this Section 10.6(q) any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.7.                         Maximum Leverage Ratio.  The Company shall not at any time permit the Leverage Ratio calculated as of the end of each fiscal quarter to exceed 3.00 to 1.00; provided, however, the Leverage Ratio may exceed 3.00 to 1.00 as of the end of each fiscal quarter during a Transition Period if the Leverage Ratio exceeds 3.00 to 1.00 as of such date as a result of the Company creating, assuming, incurring or otherwise becoming liable in respect of any Indebtedness related to a Material Acquisition (hereinafter referred to as a “Permitted Debt Increase”), so long as (i) the Leverage Ratio during any Transition Period does not exceed 3.50 to 1.00, (ii) the Company shall have paid the additional interest as provided in Section 1.1 and

(iii) a Permitted Debt Increase has not occurred on more than three (3) occasions during any period of five consecutive fiscal years.

Section 10.8.                         Minimum Interest Coverage Ratio.  The Company shall not permit the Interest Coverage Ratio calculated as of the end of each fiscal quarter to be less than 3.00 to 1.00.

Section 10.9.                         Priority Debt.  The Company shall not at any time permit the aggregate amount of all Priority Debt to exceed 15% of Consolidated Total Assets (Consolidated Total Assets to be determined as of the end of the then most recently ended fiscal quarter of the Company).

SECTION 11.                                   EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                  the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                  the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)                   the Company defaults in the performance of or compliance with any term contained in Section 10.2, 10.3, 10.6, 10.7, 10.8 or 10.9; or

(d)                  the Company or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in any Loan Document and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)                   (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company on behalf of the Company or any Subsidiary in this Agreement or any other Loan Document or any writing furnished pursuant to this Agreement or any other Loan Document proves to have been false or incorrect in any material respect on the date as of which made, or (ii) any representation or warranty made in writing by or on behalf of any Subsidiary Guarantor or by any officer of such Subsidiary Guarantor on behalf of such Subsidiary Guarantor in any Loan Document or any writing furnished pursuant to a Loan Document proves to have been false or incorrect in any material respect on the date as of which made; or

(f)                    (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $40,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $40,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $40,000,000, or (y) one or more Persons have the right to require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

(g)                   the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(h)                  a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition remains undismissed or unstayed and in effect for a period of 60 consecutive days; or

(i)                      one or more final judgments or orders for the payment of money aggregating in excess of $40,000,000 (to the extent not paid or covered by insurance from a reputable carrier who has not previously denied coverage) are rendered against one or more of the Company and its Subsidiaries by a court having jurisdiction over the premises and which judgments are not, within 60 days after entry thereof, bonded, vacated, discharged or stayed pending appeal;

(j)                     if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that would reasonably be expected to have a Material Adverse Effect, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA;

(k)                  any material provision of any Subsidiary Guaranty shall cease to be in full force and effect, any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of any Subsidiary Guaranty, or the obligations of any Subsidiary Guarantor under any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of such Subsidiary Guaranty;

(l)                      any Lien intended to be created by any Collateral Document ceases to be or is not a valid first priority perfected Lien, as intended by the terms of the Collateral Documents, or the Company, any Subsidiary Guarantor or any Person acting on their behalf shall contest in any manner the validity, binding nature or enforceability of any such Lien; or

(m)              any material provision of any other Loan Document shall cease to be in full force and effect or the Company, any Subsidiary Guarantor or any Person acting on their behalf shall contest in any manner the validity, binding nature or enforceability of such Loan Document.

SECTION 12.                                   REMEDIES ON DEFAULT, ETC.

Section 12.1.                         Acceleration.  (a)  If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)              If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)               If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.                         Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.                         Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and

Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.                         No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.                                   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.                         Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to any Loan Document, as applicable.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.                         Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a), 1(b) 1(c) or 1(d), as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $200,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $200,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2 and shall be bound by the terms of the Intercreditor Agreement and subject to the obligations of a secured creditor thereunder.

Section 13.3.                         Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                            in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                            in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.                                   PAYMENTS ON NOTES.

Section 14.1.                         Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, National Association in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.                         Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal,

Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same series pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.                                   EXPENSES, ETC.

Section 15.1.                         Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of the Loan Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under any Loan Document or in responding to any subpoena or other legal process or informal investigative demand issued in connection with the Loan Documents, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated by the Loan Documents and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $3,500.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (i) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (ii) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2.                         Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of any Loan Document, and the termination of this Agreement.

SECTION 16.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, the Loan Documents embody the entire agreement and understanding among each Purchaser, the Company and the Subsidiary Guarantors and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.                                   AMENDMENT AND WAIVER.

Section 17.1.                         Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)                            no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser or holder unless consented to by such Purchaser or holder in writing; and

(b)                            no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Notes or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.

Section 17.2.                                       Solicitation of Holders of Notes.

(a)             Solicitation.  The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions of the Loan Documents.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)             Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions of the Loan Documents unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)              Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.                         Binding Effect, etc.  Any amendment or waiver consented to as provided in this Section 17 or any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder, or under any Note, Subsidiary Guaranty or the Intercreditor Agreement shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4.                         Notes Held by Company, etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given hereunder, or under any Note, Subsidiary Guaranty or the Intercreditor Agreement or have directed the taking of any action provided hereunder, or under any Note, Subsidiary Guaranty or the Intercreditor Agreement to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.                                   NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)                            if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)                              if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)                               if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Treasurer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.                                   REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.                                   CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) the Collateral Agent or any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under the Loan Documents.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Company or its Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.                                   SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the

purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.                                   MISCELLANEOUS.

Section 22.1.                      Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.                      Accounting Terms.  (a)  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 — Fair Value Option, International Accounting Standard 39 — Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

(b)         Notwithstanding the foregoing provisions of Section 22.2(a), if at any time any change in GAAP would affect the computation of any financial covenant or other requirement set forth in this Agreement, and either the Company or any holder of the Notes shall so request, the holders of the Notes and the Company shall negotiate in good faith to amend such covenant or other requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided, that until so amended, (i) such covenant or other requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the holders of the Notes financial statements and other documents as reasonably requested hereunder setting forth a reconciliation between calculations of such covenant or other requirement made before and after giving effect to such change in GAAP; provided, further, if at any time any change in GAAP would require a lessee to capitalize its operating leases under GAAP on the balance sheet of such lessee, the

GAAP treatment of operating leases on the date of the Closing shall continue to apply for purposes of this Agreement and the calculation of the financial covenants under this Agreement.

Section 22.3.                      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.                      Construction, etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5.                      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.                      Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.                      Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company and each holder of a Note irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company and each holder of a Note irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)               The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)              Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)              THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

COVANCE INC.

By	/s/ Robert S. Pringle
Name: Robert S. Pringle
Title: Vice President

The foregoing is hereby accepted and agreed to as of the date hereof.

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By	/s/ Mark E. Kishler
Name: Mark E. Kishler
Title: Authorized Representative

THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY

By	/s/ Mark E. Kishler
Name: Mark E. Kishler
Title: Authorized Representative

The foregoing is hereby accepted and agreed to as of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By	/s/ Nichol M. Merritt
Name: Nichol M. Merritt
Title: Director

2

The foregoing is hereby accepted and agreed to as of the date hereof.

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By	/s/ Philip Lee
Name: Philip Lee
Title: Vice President

LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

By:	Delaware Investment Advisers, a series of Delaware Management Business Trust, Attorney in Fact

By	/s/ Philip Lee
Name: Philip Lee
Title: Vice President

3

The foregoing is hereby accepted and agreed to as of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By	/s/ Edward J. Brennan
Name: Edward J. Brennan
Title: Senior Director

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.

By	/s/ Edward J. Brennan
Name: Edward J. Brennan
Title: Senior Director

4

The foregoing is hereby accepted and agreed to as of the date hereof.

JACKSON NATIONAL LIFE INSURANCE COMPANY

By:	PPM America, Inc., as attorney in fact, on behalf of Jackson National Life Insurance Company

By	/s/ Elena Unger
Name: Elena Unger
Title: Assistant Vice President

5

The foregoing is hereby accepted and agreed to as of the date hereof.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

By	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

TRANSAMERICA LIFE (BERMUDA) LTD

By:	AEGON USA Investment Management, LLC, its investment manager

By	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

By	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

6

The foregoing is hereby accepted and agreed to as of the date hereof.

MONUMENTAL LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

By	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY

By:	AEGON USA Investment Management, LLC, its investment manager

By	/s/ Christopher D. Pahlke
Name: Christopher D. Pahlke
Title: Vice President

7

The foregoing is hereby accepted and agreed to as of the date hereof.

GENWORTH LIFE INSURANCE COMPANY

By	/s/ Michael Shepherd
Name: Michael Shepherd
Title: Investment Officer

GENWORTH LIFE INSURANCE COMPANY OF NEW YORK

By	/s/ Michael Shepherd
Name: Michael Shepherd
Title: Investment Officer

8

The foregoing is hereby accepted and agreed to as of the date hereof.

PACIFIC LIFE INSURANCE COMPANY

By	/s/ Cathy L. Schwartz
Name: Cathy L. Schwartz
Title: Assistant Vice President

By	/s/ Diane W. Dales
Name: Diane W. Dales
Title: Assistant Secretary

9

The foregoing is hereby accepted and agreed to as of the date hereof.

UNITED OF OMAHA LIFE INSURANCE COMPANY

By	/s/ Curtis R. Caldwell
Name: Curtis R. Caldwell
Title: Senior Vice President

COMPANION LIFE INSURANCE COMPANY

By	/s/ Curtis R. Caldwell
Name: Curtis R. Caldwell
Title: An Authorized Signer

10

The foregoing is hereby accepted and agreed to as of the date hereof.

STATE FARM LIFE INSURANCE COMPANY

By	/s/ Joseph P. Young
Name: Joseph P. Young
Title: Vice President-Fixed Income

By	/s/ Julie Hoyer
Name: Julie Hoyer
Title: Senior Investment Officer

STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY

By	/s/ Joseph P. Young
Name: Joseph P. Young
Title: Vice President-Fixed Income

By	/s/ Julie Hoyer
Name: Julie Hoyer
Title: Senior Investment Officer

11

The foregoing is hereby accepted and agreed to as of the date hereof.

MODERN WOODMEN OF AMERICA

By	/s/ Michael E. Dau
Name: Michael E. Dau
Title: Treasurer & Investment Manager

12

The foregoing is hereby accepted and agreed to as of the date hereof.

AMERICAN UNITED LIFE INSURANCE COMPANY

By	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: Vice President, Fixed Income Securities

THE STATE LIFE INSURANCE COMPANY

By: American United Life Insurance Company
Its: Agent

By	/s/ David M. Weisenburger
Name: David M. Weisenburger
Title: Vice President, Fixed Income Securities

13

The foregoing is hereby accepted and agreed to as of the date hereof.

STATE OF WISCONSIN INVESTMENT BOARD

By	/s/ Christopher P. Prestigiacomo
Name: Christopher P. Prestigiacomo
Title: Portfolio Manager

14

INFORMATION RELATING TO PURCHASERS

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY	A	$5,000,000
720 East Wisconsin Avenue	B	$15,000,000
Milwaukee, WI 53202	C	$18,000,000
Attention: Securities Department	D	$24,900,000
Email: privateinvest@northwesternmutual.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
NORTHWESTERN LONG TERM CARE INSURANCE COMPANY	D	$2,100,000
720 East Wisconsin Avenue
Milwaukee, WI 53202
Attention: Securities Department
Facsimile: (414) 665-7124

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA	C	$20,000,000
8500 Andrew Carnegie Boulevard	D	$30,000,000
Charlotte, North Carolina 28262

[ACCOUNT INFORMATION REMOVED]

SCHEDULE A
(to Note Purchase Agreement)

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE LINCOLN NATIONAL LIFE INSURANCE COMPANY	A	$4,000,000
c/o Delaware Investment Advisers	B	$4,000,000
2005 Market Street, Mail Stop 41-104	D	$4,000,000
Philadelphia, Pennsylvania 19103	D	$3,000,000
Attention: Fixed Income Private Placements	D	$3,000,000
Private Placement Fax: (215) 255-1654	D	$2,000,000

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK	B	$3,000,000
c/o Delaware Investment Advisers
2005 Market Street, Mail Stop 41-104
Philadelphia, Pennsylvania 19103
Attention: Fixed Income Private Placements
Private Placement Fax: (215) 255-1654

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA	C	$15,000,000
7 Hanover Square	D	$5,000,000
New York, NY 10004-2616
Attn: Edward J. Brennan
Investment Department 9-A
Fax: (212) 919-2658
Email Address: edward_brennan@glic.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.	D	$3,000,000
c/o The Guardian Life Insurance Company of America
7 Hanover Square
New York, NY 10004-2616
Attn: Edward J. Brennan
Investment Department 9-A
Fax: (212) 919-2658
Email Address: edward_brennan@glic.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
JACKSON NATIONAL LIFE INSURANCE COMPANY	C	$9,000,000
One Corporate Way
Lansing, Michigan 48951

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
JACKSON NATIONAL LIFE INSURANCE COMPANY	C	$3,000,000
One Corporate Way
Lansing, Michigan 48951

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
JACKSON NATIONAL LIFE INSURANCE COMPANY	C	$3,000,000
One Corporate Way
Lansing, Michigan 48951

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY	B	$2,000,000
c/o AEGON USA Investment Management, LLC
Attn: Director of Private Placements MS 5335
4333 Edgewood Road, N.E.
Cedar Rapids, IA 52499-5335
Phone: (319) 355-2432
Fax: (319) 355-2666
privateplacements@aegonusa.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TRANSAMERICA LIFE (BERMUDA) LTD	C	$3,000,000
c/o AEGON USA Investment Management, LLC
Attn: Director of Private Placements MS 5335
4333 Edgewood Road, N.E.
Cedar Rapids, IA 52499-5335
Phone: (319) 355-2432
Fax: (319) 355-2666
privateplacements@aegonusa.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TRANSAMERICA LIFE (BERMUDA) LTD	D	$2,000,000
c/o AEGON USA Investment Management, LLC
Attn: Director of Private Placements MS 5335
4333 Edgewood Road, N.E.
Cedar Rapids, IA 52499-5335
Phone: (319) 355-2432
Fax: (319) 355-2666
privateplacements@aegonusa.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TRANSAMERICA LIFE INSURANCE COMPANY	C	$3,000,000
c/o AEGON USA Investment Management, LLC
Attn: Director of Private Placements MS 5335
4333 Edgewood Road, N.E.
Cedar Rapids, IA 52499-5335
Phone: (319) 355-2432
Fax: (319) 355-2666
privateplacements@aegonusa.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MONUMENTAL LIFE INSURANCE COMPANY	C	$2,000,000
c/o AEGON USA Investment Management, LLC
Attn: Director of Private Placements MS 5335
4333 Edgewood Road, N.E.
Cedar Rapids, IA 52499-5335
Phone: (319) 355-2432
Fax: (319) 355-2666
privateplacements@aegonusa.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
TRANSAMERICA ADVISORS LIFE INSURANCE COMPANY	D	$2,000,000
c/o AEGON USA Investment Management, LLC
Attn: Director of Private Placements MS 5335
4333 Edgewood Road, N.E.
Cedar Rapids, IA 52499-5335
T (319) 355-2432 | F (319) 355-2666
privateplacements@aegonusa.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
GENWORTH LIFE INSURANCE COMPANY	B	$5,000,000
c/o Genworth Financial, Inc.	B	$5,000,000
Account: Genworth Life and Annuity Insurance Company	B	$2,000,000
3001 Summer Street, 2nd Floor
Stamford, Connecticut 06905
Attention: Private Placements
Telephone Number: (203) 708-3300
Fax Number: (203) 708-3308

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
GENWORTH LIFE INSURANCE COMPANY OF NEW YORK	A	$2,000,000
c/o Genworth Financial, Inc.
Account: Genworth Life and Annuity Insurance Company
3001 Summer Street, 2nd Floor
Stamford, Connecticut 06905
Attention: Private Placements
Telephone Number: (203) 708-3300
Fax Number: (203) 708-3308

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
PACIFIC LIFE INSURANCE COMPANY	C	$5,000,000
Attention: IM - Credit Analysis	C	$1,000,000
700 Newport Center Drive	D	$5,000,000
Newport Beach, California 92660-6397	D	$1,000,000
Fax: (949) 219-5406

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
UNITED OF OMAHA LIFE INSURANCE COMPANY	B	$3,000,000
4 - Investment Management	D	$6,000,000
Mutual of Omaha Plaza
Omaha, NE 68175-1011
Email Address for Electronic Document Transmission:
privateplacements@mutualofomaha.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
COMPANION LIFE INSURANCE COMPANY	D	$2,000,000
4 - Investment Management
Mutual of Omaha Plaza
Omaha, NE 68175-1011
Email Address for Electronic Document Transmission:
privateplacements@mutualofomaha.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
STATE FARM LIFE INSURANCE COMPANY	A	$2,000,000
Investment Dept. E-8	B	$5,000,000
One State Farm Plaza
Bloomington, Illinois 61710
If by E-Mail: privateplacements@statefarm.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
STATE FARM LIFE AND ACCIDENT ASSURANCE COMPANY	B	$1,000,000
Investment Dept. E-8
One State Farm Plaza
Bloomington, Illinois 61710
If by E-Mail: privateplacements@statefarm.com

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
MODERN WOODMEN OF AMERICA	C	$6,000,000
Attn: Investment Department
1701 First Avenue
Rock Island, IL 61201
investments@modern-woodmen.org
Fax: (309) 793-5574

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
AMERICAN UNITED LIFE INSURANCE COMPANY	A	$2,000,000
Attention: Mike Bullock, Securities Department	B	$2,000,000
One American Square, Suite 305W
Post Office Box 368
Indianapolis, Indiana 46206

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER	SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
THE STATE LIFE INSURANCE COMPANY	B	$1,000,000
c/o American United Life Insurance Company
Attention: Mike Bullock, Securities Department
One American Square, Suite 305W
Post Office Box 368
Indianapolis, Indiana 46206

[ACCOUNT INFORMATION REMOVED]

NAME OF AND ADDRESS OF PURCHASER		SERIES OF NOTES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
STATE OF WISCONSIN INVESTMENT BOARD		B	$2,000,000
121 East Wilson Street		C	$2,000,000
Madison, Wisconsin 53703
Attention:	Portfolio Manager, Private Markets Group — Wisconsin Private Debt
	Portfolio

[ACCOUNT INFORMATION REMOVED]

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Additional Subsidiary Guaranty” is defined in Section 9.7(a).

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any Person of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.  Notwithstanding the foregoing, except with respect to Section 8.5, Section 17.2(c) and Section 17.4, (a) the Company and its Subsidiaries shall not be Affiliates of each other and (b) neither the Company nor any of its Subsidiaries shall be an Affiliate of any holder.

“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Blocked Person” is defined in Section 5.16(a).

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Cash Pooling Obligations” means those ordinary course obligations of certain Foreign Subsidiaries under treasury management cash pooling agreements with various financial institutions as in effect on the date of Closing or arrangements substantially similar thereto, as any of the foregoing may be renewed, replaced or extended from time to time.

“Change of Control” is defined in Section 8.7(f).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

SCHEDULE B
(to Note Purchase Agreement)

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Collateral Agent” means PNC Bank, National Association, and its successors and assigns.

“Collateral Documents” means the Pledge Agreement, the Subsidiary Pledge Agreement, the Intercreditor Agreement, any other document pursuant to which any Liens have been granted to the Collateral Agent for the benefit of the holders and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Collateral Document means any of the Collateral Documents.

“Company” means Covance Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.2.

“Confidential Information” is defined in Section 20.

“Consolidated EBIT” means, for any period of determination, with respect to the Company and its Subsidiaries as determined in accordance with GAAP on a consolidated basis, the sum of (i) Consolidated Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains or losses outside of the ordinary course of business), plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (a) Consolidated Interest Expense for such period and (b) total federal, state, foreign or other income taxes for such period, all as determined in accordance with GAAP.

“Consolidated EBITDA” means, for any period of determination, with respect to the Company and its Subsidiaries as determined in accordance with GAAP on a consolidated basis, an amount equal to (i) Consolidated EBIT minus an amount which, in the determination of Consolidated Net Income for such period, has been included for all non-cash credits for such period, plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for all depreciation, amortization and other non-cash charges for such period, plus (iii) if not already addressed by the parenthetical in clause (i) of the definition of Consolidated EBIT, one time cash charges incurred during such period of determination in connection with the restructuring of business units provided that any such restructurings are not prohibited by this Agreement, and provided further that the aggregate of such cash charges added back to Consolidated EBIT under this definition during the term of this Agreement shall not exceed $10,000,000 during any period of four consecutive fiscal quarters.  All elements of the term Consolidated EBITDA shall be as determined in accordance with GAAP.

“Consolidated Indebtedness” means as of any date of determination the total amount of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” for any period of determination means interest expense (net of interest income, if any) of the Company and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

“Consolidated Net Income” means, for any period of determination, the net income after taxes for such period of the Company and its Subsidiaries as determined on a consolidated basis in accordance with GAAP.

“Consolidated Subsidiary” means each Person (excluding therefrom each Excluded Subsidiary) which is a Subsidiary of the Company.

“Consolidated Total Assets” means, as of any date of determination, the total amount of all assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to the Notes of any series, that rate of interest per annum that is the greater of (i) 2.0% above the rate of interest stated in clause (a) of the first paragraph of the Notes of such series or (ii) 2.0% over the rate of interest publicly announced by PNC Bank, National Association in New York, New York as its “base” or “prime” rate.

“Disclosure Documents” is defined in Section 5.3.

“Domestic Subsidiary” means any Subsidiary of the Company that is incorporated or organized under the laws of the United States of America or one of the states or territories thereof.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Existing Credit Facility” is defined in the definition of Material Credit Facility.

“Excluded Subsidiary” means any Person in which any the Company, any Subsidiary Guarantor or any of their respective Subsidiaries has made an Investment and which Person, as provided in the definition of Subsidiary, the Company and the Subsidiary Guarantors shall have elected to not treat as a Subsidiary for purposes of the Loan Documents.

“First Tier Foreign Subsidiary” means, at any date of determination, each Foreign Subsidiary in which any one or more of the Company and/or any of its Domestic Subsidiaries owns more than 50%, in the aggregate, of the Voting Stock of such Foreign Subsidiary.

“Foreign Subsidiary” means any Subsidiary of the Company which is not a Domestic Subsidiary.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)     the government of

(i)           the United States of America or any state or other political subdivision thereof, or

(ii)          any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)     any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)     to purchase such indebtedness or obligation or any property constituting security therefor;

(b)     to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)     to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)     otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:

(i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, whether for amounts drawn or available to be drawn thereunder, (iv) net reimbursement obligations (contingent or otherwise, but, for the avoidance of doubt, not the gross obligations) under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business), or (vi) any Guaranty of Indebtedness for borrowed money.

“INHAM Exemption” is defined in Section 6.2(e).

“Initial Subsidiary Guaranty” is defined in Section 1.2(b).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Intercompany Indebtedness” means, as of any date of determination, Indebtedness payable by the Company to any Consolidated Subsidiary or by any Consolidated Subsidiary to either the Company or any other Consolidated Subsidiary.  It is expressly agreed that Intercompany Indebtedness shall not include any Indebtedness payable by the Company or any Consolidated Subsidiary to any Excluded Subsidiary.

“Intercreditor Agreement” means the Intercreditor Agreement dated on or prior to the Closing, entered into by the Collateral Agent, the holders of the Notes, and the other parties thereto, as amended or modified in accordance with the terms thereof.

“Interest Coverage Ratio” means the ratio of the amounts under the following clauses (i) and (ii):  (i) Consolidated EBITDA (as the numerator) to (ii) Consolidated Interest Expense (as the denominator).  For purposes of calculating the Interest Coverage Ratio, Consolidated EBITDA and Consolidated Interest Expense shall be determined as of the end of each fiscal quarter of the Company for the four fiscal quarters then ended.

“Investment” means collectively all of the following with respect to any Person:  (i) investments or contributions by the Company or any of the Subsidiary Guarantors or the Subsidiaries of the Company or any Subsidiary Guarantor directly or indirectly in or to the capital of or other payments to (except in connection with transactions for the sale of goods or services for fair value in the ordinary course of business) such Person, (ii) loans or advances by the Company or any of the Subsidiary Guarantors or the Subsidiaries of the Company or any Subsidiary Guarantor to such Person, (iii) guaranties by the Company or any of the Subsidiary Guarantors or the Subsidiaries of the Company or any Subsidiary Guarantor directly or indirectly of the obligations of such Person, (iv) other credit enhancements of the Company or any of the Subsidiary Guarantors or the Subsidiaries of the Company or any Subsidiary Guarantor to or for the benefit of such Person, or (v) if the Company or any such Subsidiary Guarantors or the Subsidiaries of the Company or any Subsidiary Guarantor is liable as a matter of law for the obligations of such Person, obligations, contingent or otherwise, of such Person.  If the nature of an Investment is tangible property then the amount of such Investment shall be determined by valuing such property at fair value in accordance with the past practice of the Company and the Subsidiary Guarantors and such fair values shall be satisfactory to the Required Holders, in their reasonable discretion.

“LLC Interests” means all interests of a Person (in each case whether now or hereafter existing, owned, arising or acquired) in any limited liability company.

“Leverage Ratio” means the ratio of the amounts under the following clauses (i) and (ii):  (i) Total Debt (as the numerator) to (ii) Consolidated EBITDA (as the denominator).  For purposes of calculating the Leverage Ratio (and unless otherwise expressly stated in this Agreement), Total Debt shall be determined as of the end of each fiscal quarter of the Company and Consolidated EBITDA shall be determined as of the end of each fiscal quarter of the Company for the four fiscal quarters then ended.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Loan Documents” means this Agreement, the Subsidiary Guaranty, the Pledge Agreement, the Subsidiary Pledge Agreement, the Notes, any other Collateral Document and any other instruments, certificates or agreements delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document means any of the Loan Documents.

“Make-Whole Amount” is defined in Section 8.6.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Acquisition” by any Person, means the acquisition by such Person (other than a transaction that would be classified as a capital expenditure in accordance with GAAP), in a single transaction or in a series of related transactions, of all or any substantial portion of the property of another Person or at least a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise, with an aggregate purchase of not less than $50,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under any Loan Document, (c) the ability of any Subsidiary Guarantor to perform its obligations under any Loan Document, or (d) the validity or enforceability of any Loan Document.

“Material Credit Facility” means, as to the Company and its Subsidiaries,

(a)     the Second Amended and Restated Credit Agreement dated as of March 7, 2012 (the “Existing Credit Facility”), by and among the Company, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as agent, including any renewals, extensions, amendments, supplements, restatements, replacements or refinancing thereof; and

(b)     any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by the Company or any Subsidiary, or in respect of which the Company or any Subsidiary is an obligor or otherwise provides a guarantee or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $50,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency).

“Material Domestic Subsidiary” means any Domestic Subsidiary of the Company that is also a Material Subsidiary.

“Material First Tier Foreign Subsidiary” means a First Tier Foreign Subsidiary that is also a Material Subsidiary.

“Material Subsidiary” means, as of any date of determination, any Domestic Subsidiary or any Foreign Subsidiary that, together with its Subsidiaries on a consolidated basis, (i) owns assets (excluding assets that pursuant to GAAP principles of consolidation would be eliminated from the consolidated balance sheet of the Company as of such date of determination) on such date of determination equal to at least ten percent (10%) of the total assets of the Company and its Subsidiaries on a consolidated basis on such date of determination or (ii) generated revenues (excluding revenues that pursuant to GAAP principles of consolidation would be eliminated from the consolidated income statement of the Company as of such date of determination) for the twelve month period ending on such date of determination equal to at least ten percent (10%) of the total revenues of the Company and its Subsidiaries on a consolidated basis for such period.

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Notes” is defined in Section 1.1.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company or Subsidiary Guarantor, as applicable, whose responsibilities extend to the subject matter of such certificate.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Partnership Interests” means all interests of a Person (in each case whether now or hereafter existing, owned, arising or acquired) in any general partnership, limited partnership, limited liability partnership or other partnership.

“Permitted Jurisdiction” means Canada, Switzerland and any country that on April 30, 2004 was a member of the European Union other than Portugal, Italy, Greece and Spain.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Pledge Agreement” means the Amended and Restated Pledge Agreement executed and delivered by the Company to the Collateral Agent, together with any and all amendments, restatements, modifications and reaffirmations thereof.

“Pledged Collateral” means the shares of common stock and other property owned by the Company and certain of the Subsidiary Guarantors in which security interests are granted under the Pledge Agreement or the Subsidiary Pledge Agreement.

“Priority Debt” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of Subsidiaries (including all Guaranties of Indebtedness but excluding (x) Indebtedness owing to the Company or any other Subsidiary, (y) Indebtedness outstanding at the time such Person became a Subsidiary, provided that such Indebtedness shall have not been incurred in contemplation of such person becoming a Subsidiary, and (z) all Indebtedness of Subsidiary Guarantors), and (ii) all Indebtedness of the Company and its Subsidiaries secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (a) through (p), inclusive, of Section 10.6.

“Prior Security Interest” means a valid and enforceable perfected first-priority security interest under the Uniform Commercial Code and under all other applicable law in the Pledged Collateral which is subject only to Liens for taxes not yet due and payable to the extent such prospective tax payments are given priority by statute.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Ratable Portion” means, with respect to any Note, an amount equal to the product of (x) the amount equal to the net proceeds being so applied to the prepayment of Senior Indebtedness in accordance with Section 10.3(2), multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Indebtedness of the Company and its Subsidiaries being prepaid pursuant to Section 10.3(2).

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remedial Action” means any investigation, identification, preliminary assessment, characterization, delineation, feasibility study, cleanup, corrective action, removal, remediation, risk assessment, fate and transport analysis, in-situ treatment, containment, operation and maintenance or management in-place, control, abatement or other response actions to Hazardous Materials and any closure and post-closure measures associated therewith.

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer, the chief executive officer, the president, senior vice president, and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Subsidiary” means any Subsidiary of the Company that the Company has designated a Restricted Subsidiary pursuant to Section 9.9 hereof.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Senior Indebtedness” means, as of the date of any determination thereof, all Consolidated Indebtedness, other than Subordinated Indebtedness.

“series” means any series of Notes issued pursuant to this Agreement.

“Series 2013A Notes” is defined in Section 1.1.

“Series 2013B Notes” is defined in Section 1.1.

“Series 2013C Notes” is defined in Section 1.1.

“Series 2013D Notes” is defined in Section 1.1.

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Source” is defined in Section 6.2.

“Subordinated Indebtedness” means all unsecured Indebtedness of the Company or any Subsidiary Guarantor that shall contain or have applicable thereto subordination provisions providing for the subordination thereof to other Indebtedness of the Company or such Subsidiary Guarantor (including, without limitation, the obligations of the Company under this Agreement or any Notes).

“Subsidiary” of any Person at any time means (i) any corporation or trust of which 50% or more (by number of shares or number of votes) of the outstanding capital stock or shares of beneficial interest normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, (ii) any partnership of which such Person is a general partner or of which 50% or more of the partnership interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries, (iii) any limited liability company of which such Person is a member or of which 50% or more of the limited liability company interests is at the time directly or indirectly owned by such Person or one or more of such Person’s Subsidiaries or (iv) any corporation, trust, partnership, limited liability company or other entity which is controlled by such Person or one or more of such Person’s Subsidiaries.  It is expressly agreed that, notwithstanding the foregoing definition of Subsidiary, the Company and the Subsidiary Guarantors, upon written notice to the Collateral Agent and the holders, may elect that any Person in which the Company, any Subsidiary Guarantor or any of their respective Subsidiaries has made an Investment shall not be treated as a Subsidiary for all purposes of the Loan Documents (including, without limitation, for purposes of the representations, warranties, covenants and defaults thereof) and in the event of such election, it is expressly agreed that the assets, liabilities, equity, net worth and results of operations of such Person subject to such election shall be excluded from the determination of the financial covenants set forth in Sections 10.7 and 10.8, provided, however, for the avoidance of doubt, that such assets and results of operations shall be included for purposes of the calculations described in the last sentence of Section 9.9 of this Agreement.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered the Subsidiary Guaranty.

“Subsidiary Guaranty” means, collectively, the Initial Subsidiary Guaranty and any Additional Subsidiary Guaranty, in each case as amended, restated or otherwise modified from time to time.

“Subsidiary Pledge Agreement” means the Amended and Restated Pledge Agreement, executed and delivered by each Subsidiary Guarantor which owns Pledged Collateral, to the Collateral Agent, together with any and all amendments, restatements, modifications and reaffirmations thereof, including without limitation reaffirmations thereof by such Subsidiary Guarantors in connection with the Loan Documents.

“Subsidiary Shares” means all issued and outstanding capital stock, partnership interests, limited liability company member interests or other equity interests of each Material Domestic Subsidiary and of each Material First Tier Foreign Subsidiary.

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Total Debt” means, as of any date of determination, the amount under the following clause (i) less the amount under the following clause (ii):

(i)            as of the date of determination the aggregate amount for the Company and its Subsidiaries (determined without duplication) of Indebtedness, less

(ii)           the sum of (a) as of the date of determination the aggregate amount for the Company and its Subsidiaries (determined without duplication) of account deficits arising from Cash Pooling Obligations, which account deficits do not result in overdrafts, plus (b) as of the date of determination the aggregate amount for the Company and its Subsidiaries (determined without duplication) of Intercompany Indebtedness (it being expressly understood that any Indebtedness payable by the Company or any Consolidated Subsidiary to any Excluded Subsidiary shall not be included as Intercompany Indebtedness).

“Transition Period” means the period commencing on the date the Company makes a Material Acquisition of any Person or line of business and ending on the last day of the fourth full fiscal quarter following the date of the consummation of such Material Acquisition.

“Unrestricted Subsidiary” means any Subsidiary of the Company other than a Restricted Subsidiary.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Uniform Commercial Code” has the meaning assigned to that term in Section 5.21.

“Voting Stock” of a corporation, limited liability company or partnership means, at any time, all classes of the capital stock, equivalent ownership interests or other voting securities of such Person then outstanding and ordinarily entitled to vote in the election of directors (or similar governing authority).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

[FORM OF SERIES 2013A NOTE]

COVANCE INC.

3.25% SENIOR NOTE, SERIES 2013A, DUE NOVEMBER 15, 2018

No. [ ]	[Date]
$[ ]	PPN 222816 A*1

FOR VALUE RECEIVED, the undersigned, COVANCE INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                          ] DOLLARS (or so much thereof as shall not have been prepaid) on November 15, 2018 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.25% per annum from the date hereof, payable semiannually, on the 15th day of May and November in each year, commencing on the May 15 or November 15 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.25% or (ii) 2.0% over the rate of interest publicly announced by PNC Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand); provided that the rate of interest on this Note is subject to increase pursuant to Section 1.1 of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, National Association, New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 2, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(a)
(to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty, certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

COVANCE INC.

By
Name:
Title:

1(a)-2

[FORM OF SERIES 2013B NOTE]

COVANCE INC.

3.90% SENIOR NOTE, SERIES 2013B, DUE NOVEMBER 15, 2020

No. [ ]	[Date]
$[ ]	PPN 222816 A@9

FOR VALUE RECEIVED, the undersigned, COVANCE INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                          ] DOLLARS (or so much thereof as shall not have been prepaid) on November 15, 2020 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 3.90% per annum from the date hereof, payable semiannually, on the 15th day of May and November in each year, commencing on the May 15 or November 15 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.90% or (ii) 2.0% over the rate of interest publicly announced by PNC Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand); provided that the rate of interest on this Note is subject to increase pursuant to Section 1.1 of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, National Association, New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 2, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(b)
(to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty, certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

COVANCE INC.

By
Name:
Title:

1(b)-2

[FORM OF SERIES 2013C NOTE]

COVANCE INC.

4.50% SENIOR NOTE, SERIES 2013C, DUE NOVEMBER 15, 2023

No. [ ]	[Date]
$[ ]	PPN 222816 A#7

FOR VALUE RECEIVED, the undersigned, COVANCE INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                          ] DOLLARS (or so much thereof as shall not have been prepaid) on November 15, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.50% per annum from the date hereof, payable semiannually, on the 15th day of May and November in each year, commencing on the May 15 or November 15 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.50% or (ii) 2.0% over the rate of interest publicly announced by PNC Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand); provided that the rate of interest on this Note is subject to increase pursuant to Section 1.1 of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, National Association, New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 2, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(c)
(to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty, certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

COVANCE INC.

By
Name:
Title:

1(c)-2

[FORM OF SERIES 2013D NOTE]

COVANCE INC.

4.65% SENIOR NOTE, SERIES 2013D, DUE NOVEMBER 15, 2025

No. [ ]	[Date]
$[ ]	PPN 222816 B*0

FOR VALUE RECEIVED, the undersigned, COVANCE INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [                        ], or registered assigns, the principal sum of [                                          ] DOLLARS (or so much thereof as shall not have been prepaid) on November 15, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.65% per annum from the date hereof, payable semiannually, on the 15th day of May and November in each year, commencing on the May 15 or November 15 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (x) on any overdue payment of interest and (y) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.65% or (ii) 2.0% over the rate of interest publicly announced by PNC Bank, National Association from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand); provided that the rate of interest on this Note is subject to increase pursuant to Section 1.1 of the Note Purchase Agreement (as defined below).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at JPMorgan Chase Bank, National Association, New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 2, 2013 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(d)
(to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.  This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Pursuant to the Subsidiary Guaranty, certain Subsidiaries of the Company have absolutely and unconditionally guaranteed payment in full of the principal of, Make-Whole Amount, if any, and interest on this Note and the performance by the Company of its obligations contained in the Note Purchase Agreement all as more fully set forth in said Subsidiary Guaranty.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

COVANCE INC.

By
Name:
Title:

1(d)-2

SUBSIDIARY GUARANTY AGREEMENT

Dated as of November 15, 2013

of

COVANCE CENTRAL LABORATORY SERVICES INC.,
COVANCE CENTRAL LABORATORY SERVICES LIMITED PARTNERSHIP,
COVANCE PRECLINICAL CORPORATION
AND
COVANCE LABORATORIES INC.

relating to

COVANCE INC.’S

$15,000,000  3.25% Senior Notes, Series 2013A, due November 15, 2018

$50,000,000  3.90% Senior Notes, Series 2013B, due November 15, 2020

$90,000,000  4.50% Senior Notes, Series 2013C, due November 15, 2023

and

$95,000,000  4.65% Senior Notes, Series 2013D, due November 15, 2025

SCHEDULE 1.2
(to Note Purchase Agreement)

i

Exhibit A — Form of Guarantor Supplement

ii

SUBSIDIARY GUARANTY AGREEMENT

THIS SUBSIDIARY GUARANTY AGREEMENT, dated as of November 15, 2013 (this “Guaranty Agreement”), is made by each of the undersigned (each a “Guarantor” and, together with each of the other signatories hereto and any other entities from time to time parties hereto pursuant to Section 14.1 hereof, the “Guarantors”) in favor of the Purchasers (as defined below) and the other holders from time to time of the Notes (as defined below).  The Purchasers and such other holders are herein collectively called the “holders” and individually a “holder.”

PRELIMINARY STATEMENTS:

I.                          Covance Inc., a Delaware corporation (the “Company”), has entered into a Note Purchase Agreement dated as of October 2, 2013 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”) with the Persons listed on the signature pages thereto (the “Purchasers”).  Capitalized terms used herein have the meanings specified in the Note Agreement unless otherwise defined herein.

II.                     The Company has authorized the issuance of and proposes to issue and sell, pursuant to the Note Agreement, (a) 3.25% Senior Notes, Series 2013A, due November 15, 2018 in the aggregate principal amount of $15,000,000 (the “Series 2013A Notes”), (b) 3.90% Senior Notes, Series 2013B, due November 15, 2020 in the aggregate principal amount of $50,000,000 (the “Series 2013B Notes”), (c) 4.50% Senior Notes, Series 2013C, due November 15, 2023 in the aggregate principal amount of $90,000,000 (the “Series 2013C Notes”) and (d) 4.65% Senior Notes, Series 2013D, due November 15, 2025 in the aggregate principal amount of $95,000,000 (the “Series 2013D Notes” and, together with the Series 2013A Notes, the Series 2013B Notes and Series 2013C Notes, as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes”).

III.                It is a condition to the agreement of the Purchasers to purchase the Notes that this Guaranty Agreement shall have been executed and delivered by each Guarantor and shall be in full force and effect.

IV.                 Each Guarantor will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement.  The governing body of each Guarantor has determined that the incurrence of such obligations is in the best interests of such Guarantor.

NOW, THEREFORE, in consideration of, the execution and delivery of the Note Agreement and in order to induce the purchase of the Notes by each of the Purchasers, each Guarantor hereby covenants and agrees with, and represents and warrants to each of the holders as follows:

SECTION 1.                                             GUARANTY.

Each Guarantor hereby irrevocably, unconditionally and jointly and severally with the other Guarantors guarantees to each holder, the due and punctual payment in full of (a) the

1

principal of, Make-Whole Amount, if any, and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Notes when and as the same shall become due and payable (whether at stated maturity or by required or optional prepayment or by acceleration or otherwise), (b) any other sums which may become due under the terms and provisions of the Notes, the Note Agreement or any other instrument referred to therein) and (c) the performance of all other obligations of the Company under the Note Agreement, all such obligations described in clauses (a), (b) and (c) above are herein called the “Guaranteed Obligations”).  The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Company or any other guarantor of the Notes (including, without limitation, any other Guarantor hereunder) or upon any other action, occurrence or circumstance whatsoever.  In the event that the Company shall fail so to pay any of such Guaranteed Obligations, each Guarantor agrees to pay the same when due to the holders entitled thereto, upon demand of a holder, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Notes and the Note Agreement.  Each default in payment of any of the Guaranteed Obligations shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.  Each Guarantor agrees that the Notes issued in connection with the Note Agreement may (but need not) make reference to this Guaranty Agreement.

Each Guarantor agrees to pay and to indemnify and save each holder harmless from and against any damage, loss, cost or expense (including reasonable attorneys’ fees) which such holder may incur or be subject to as a consequence, direct or indirect, of (x) any breach by such Guarantor, by any other Guarantor or by the Company of any warranty, covenant, term or condition in, or the occurrence of any default under, this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein, together with all reasonable expenses resulting from the compromise or defense of any claims or liabilities arising as a result of any such breach or default, (y) any legal action commenced to challenge the validity or enforceability of this Guaranty Agreement, the Notes, the Note Agreement or any other instrument referred to therein and (z) enforcing or defending (or determining whether or how to enforce or defend) the provisions of this Guaranty Agreement.

Each Guarantor hereby acknowledges and agrees that such Guarantor’s liability hereunder is joint and several with the other Guarantors and any other Person(s) who may guarantee the obligations and Indebtedness under and in respect of the Notes and the Note Agreement.

Notwithstanding the foregoing provisions or any other provision of this Guaranty Agreement, the holders (on behalf of themselves and their successors and assigns)  and each Guarantor hereby agree that if at any time the Guaranteed Obligations exceed the Maximum Guaranteed Amount determined as of such time with regard to such Guarantor, then this Guaranty Agreement shall be automatically amended to reduce the Guaranteed Obligations to the Maximum Guaranteed Amount.  Such amendment shall not require the written consent of any Guarantor or any holder and shall be deemed to have been automatically consented to by each

2

Guarantor and each holder.  Each Guarantor agrees that the Guaranteed Obligations may at any time exceed the Maximum Guaranteed Amount without affecting or impairing the obligation of such Guarantor.  “Maximum Guaranteed Amount” means as of the date of determination with respect to a Guarantor, the lesser of (a) the amount of the Guaranteed Obligations outstanding on such date and (b) the maximum amount that would not render such Guarantor’s liability under this Guaranty Agreement subject to avoidance under Section 548 of the United States Bankruptcy Code (or any successor provision) or any comparable provision of applicable state law.

SECTION 2.                                             OBLIGATIONS ABSOLUTE.

The obligations of each Guarantor hereunder shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Notes, the Note Agreement or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Company or any holder or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Notes, the Note Agreement or any other instrument referred to therein (it being agreed that the obligations of each Guarantor hereunder shall apply to the Notes, the Note Agreement or any such other instrument as so amended, modified, supplemented or restated) or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any other Guarantor or any other entity or other Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Notes, the Note Agreement or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Company or its property; (d) any merger, amalgamation or consolidation of any Guarantor or of the Company into or with any other Person or any sale, lease or transfer of any or all of the assets of any Guarantor or of the Company to any Person; (e) any failure on the part of the Company for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to any Guarantor or to any subrogation, contribution or reimbursement rights any Guarantor may otherwise have.  Each Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash of all of the Guaranteed Obligations and all other obligations hereunder.

SECTION 3.                                             WAIVER.

Each Guarantor unconditionally waives to the fullest extent permitted by law, (a) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Company in the payment of any amounts due under the Notes, the Note Agreement or any other

3

instrument referred to therein, and of any of the matters referred to in Section 2 hereof, (b) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against such Guarantor, including, without limitation, presentment to or demand for payment from the Company or any Guarantor with respect to any Note, notice to the Company or to any Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Company, (c) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Agreement or the Notes, (d) any requirement for diligence on the part of any holder and (e) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of such Guarantor or otherwise operate as a discharge of such Guarantor or in any manner lessen the obligations of such Guarantor hereunder.

SECTION 4.                                             OBLIGATIONS UNIMPAIRED.

Each Guarantor authorizes the holders, without notice or demand to such Guarantor or any other Guarantor and without affecting its obligations hereunder, from time to time: (a) to renew, compromise, extend, accelerate or otherwise change the time for payment of, all or any part of the Notes, the Note Agreement or any other instrument referred to therein; (b) to change any of the representations, covenants, events of default or any other terms or conditions of or pertaining to the Notes, the Note Agreement or any other instrument referred to therein, including, without limitation, decreases or increases in amounts of principal, rates of interest, the Make-Whole Amount or any other obligation; (c) to take and hold security for the payment of the Notes, the Note Agreement or any other instrument referred to therein, for the performance of this Guaranty Agreement or otherwise for the Indebtedness guaranteed hereby and to exchange, enforce, waive, subordinate and release any such security; (d) to apply any such security and to direct the order or manner of sale thereof as the holders in their sole discretion may determine; (e) to obtain additional or substitute endorsers or guarantors or release any other Guarantor or any other Person or entity primarily or secondarily liable in respect of the Guaranteed Obligations; (f) to exercise or refrain from exercising any rights against the Company, any Guarantor or any other Person; and (g) to apply any sums, by whomsoever paid or however realized, to the payment of the Guaranteed Obligations and all other obligations owed hereunder.  The holders shall have no obligation to proceed against any additional or substitute endorsers or guarantors or to pursue or exhaust any security provided by the Company, such Guarantor or any other Guarantor or any other Person or to pursue any other remedy available to the holders.

If an event permitting the acceleration of the maturity of the principal amount of any Notes shall exist and such acceleration shall at such time be prevented or the right of any holder to receive any payment on account of the Guaranteed Obligations shall at such time be delayed or otherwise affected by reason of the pendency against the Company, any Guarantor or any other guarantors of a case or proceeding under a bankruptcy or insolvency law, such Guarantor agrees that, for purposes of this Guaranty Agreement and its obligations hereunder, the maturity of such principal amount shall be deemed to have been accelerated with the same effect as if the holder thereof had accelerated the same in accordance with the terms of the Note Agreement, and such Guarantor shall forthwith pay such accelerated Guaranteed Obligations.

4

SECTION 5.                                             SUBROGATION AND SUBORDINATION.

(a)             Each Guarantor will not exercise any rights which it may have acquired by way of subrogation under this Guaranty Agreement, by any payment made hereunder or otherwise, or accept any payment on account of such subrogation rights, or any rights of reimbursement, contribution or indemnity or any rights or recourse to any security for the Notes or this Guaranty Agreement unless and until all of the Guaranteed Obligations shall have been indefeasibly paid in full in cash.

(b)              Upon the occurrence and during the continuation of an Event of Default, each Guarantor hereby subordinates the payment of all Indebtedness and other obligations of the Company or any other guarantor of the Guaranteed Obligations owing to such Guarantor, whether now existing or hereafter arising, including, without limitation, all rights and claims described in clause (a) of this Section 5, to the indefeasible payment in full in cash of all of the Guaranteed Obligations.  Upon the occurrence and during the continuation of an Event of Default, if the Required Holders so request, any such Indebtedness or other obligations shall be enforced and performance received by such Guarantor as trustee for the holders and the proceeds thereof shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders and in accordance with the terms of the Note Agreement, but without reducing or affecting in any manner the liability of any Guarantor under this Guaranty Agreement.

(c)              If any amount or other payment is made to or accepted by any Guarantor in violation of any of the preceding clauses (a) and (b) of this Section 5, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the holders and shall be paid over to the holders promptly, in the form received (together with any necessary endorsements) to be applied to the Guaranteed Obligations, whether matured or unmatured, as may be directed by the Required Holders and in accordance with the terms of the Note Agreement, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty Agreement.

(d)              Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Note Agreement and that its agreements set forth in this Guaranty Agreement (including this Section 5) are knowingly made in contemplation of such benefits.

SECTION 6.                                             REINSTATEMENT OF GUARANTY.

This Guaranty Agreement shall continue to be effective, or be reinstated, as the case may be, if and to the extent at any time payment, in whole or in part, of any of the sums due to any holder on account of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by a holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any other guarantors, or upon or as a result of the appointment of a custodian,

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receiver, trustee or other officer with similar powers with respect to the Company or any other guarantors or any part of its or their property, or otherwise, all as though such payments had not been made.

SECTION 7.                                             RANK OF GUARANTY.

Each Guarantor will ensure that its payment obligations under this Guaranty Agreement will at all times rank at least pari passu, without preference or priority, with all other unsecured and unsubordinated Indebtedness of such Guarantor now or hereafter existing.

SECTION 8.                                             COVENANTS OF EACH GUARANTOR.

So long as any Notes are outstanding or the Note Agreement shall remain in effect, each Guarantor agrees to comply with the covenants and agreements of the Note Agreement, insofar as such covenants and agreements apply to such Guarantor, as if such covenants and agreements were set forth herein in full.

SECTION 9.                                             REPRESENTATIONS AND WARRANTIES OF EACH GUARANTOR.

Each Guarantor represents and warrants to each holder as follows:

Section 9.1.                   Organization; Power and Authority.  Such Guarantor is a corporation, limited liability company or other legal entity, duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of incorporation, formation or organization, and is duly licensed or qualified as a foreign entity and, where applicable, is in good standing in each jurisdiction in which such license or qualification is required by law, other than those jurisdictions as to which the failure to be so licensed or qualified or in good standing would not reasonably be expected to have a Material Adverse Effect.  Such Guarantor has the corporate, limited liability company or other legal entity power and authority to own or hold under lease the properties it owns or holds under lease, and to transact the business it transacts and proposes to transact, to execute and deliver this Guaranty Agreement and to perform the provisions hereof.

Section 9.2.                   Authorization, Etc.  This Guaranty Agreement has been duly authorized by all necessary corporate, limited liability company or other legal entity action on the part of such Guarantor, and this Guaranty Agreement constitutes a legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 9.3.                   Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by such Guarantor of this Guaranty Agreement will not (a) result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of

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such Guarantor or any of its Subsidiaries under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or bylaws, shareholder agreement, or any other agreement or instrument to which such Guarantor or any of its Subsidiaries is bound or by which such Guarantor or any of its Subsidiaries or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to such Guarantor or any of its Subsidiaries or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to such Guarantor or any of its Subsidiaries.

Section 9.4.                   Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by such Guarantor of this Guaranty Agreement.

Section 9.5.                   Information Regarding the Company.  No holder shall have any duty or responsibility to provide such Guarantor with any credit or other information concerning the affairs, financial condition or business of the Company which may come into possession of the holders.  Such Guarantor has executed and delivered this Guaranty Agreement without reliance upon any representation by the holders including, without limitation, with respect to (a) the due execution, validity, effectiveness or enforceability of any instrument, document or agreement evidencing or relating to any of the Guaranteed Obligations or any loan or other financial accommodation made or granted to the Company, (b) the validity, genuineness, enforceability, existence, value or sufficiency of any property securing any of the Guaranteed Obligations or the creation, perfection or priority of any lien or security interest in such property or (c) the existence, number, financial condition or creditworthiness of other guarantors or sureties, if any, with respect to any of the Guaranteed Obligations.

Section 9.6.                   Solvency.  Upon the execution and delivery hereof, such Guarantor will be solvent, will be able to pay its debts as they mature, and will have capital sufficient to carry on its business.

SECTION 10.                                      TERM OF GUARANTY AGREEMENT.

This Guaranty Agreement and all guarantees, covenants and agreements of the Guarantors contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and all other obligations hereunder shall be indefeasibly paid in full in cash and shall be subject to reinstatement pursuant to Section 6, provided, however, a Guarantor shall be automatically released from its obligations hereunder upon the occurrence of any release of such Guarantor pursuant to Section 1.2(b)(2) of the Note Agreement.

SECTION 11.                                      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Guaranty Agreement and may be relied upon by any subsequent holder,

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regardless of any investigation made at any time by or on behalf of any Purchaser or any other holder.  All statements contained in any certificate or other instrument delivered by or on behalf of a Guarantor pursuant to this Guaranty Agreement shall be deemed representations and warranties of such Guarantor under this Guaranty Agreement.  Subject to the preceding sentence, this Guaranty Agreement embodies the entire agreement and understanding between each holder and the Guarantors and supersedes all prior agreements and understandings relating to the subject matter hereof.

SECTION 12.                                      AMENDMENT AND WAIVER.

Section 12.1.       Requirements.  Except as otherwise provided in the fourth paragraph of Section 1 of this Guaranty Agreement, this Guaranty Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Guarantor and the Required Holders, except that no amendment or waiver (a) of any of the first three paragraphs of Section 1 or any of the provisions of Section 2, 3, 4, 5, 6, 7, 10 or 12 hereof, or any defined term (as it is used therein), or (b) which results in the limitation of the liability of any Guarantor hereunder (except to the extent provided in the fourth paragraph of Section 1 of this Guaranty Agreement) will be effective as to any holder unless consented to by such holder in writing.

Section 12.2.       Solicitation of Holders of Notes.

(a)    Solicitation.  Each Guarantor will provide each holder of the Notes with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof.  Each Guarantor will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12.2 to each holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

(b)     Payment.  The Guarantors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder as consideration for or as an inducement to the entering into by any holder of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder even if such holder did not consent to such waiver or amendment.

(c)     Consent in Contemplation of Transfer.  Any consent made pursuant to this Section 12 by a holder that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate (including any Guarantor) of the Company and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

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Section 12.3.       Binding Effect.  Any amendment or waiver consented to as provided in this Section 12 applies equally to all holders and is binding upon them and upon each future holder and upon each Guarantor without regard to whether any Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant or agreement not expressly amended or waived or impair any right consequent thereon.  No course of dealing between a Guarantor and the holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder.  As used herein, the term “this Guaranty Agreement” and references thereto shall mean this Guaranty Agreement as it may be amended, modified, supplemented or restated from time to time.

Section 12.4.       Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Guaranty Agreement, or have directed the taking of any action provided herein to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by any Guarantor, the Company or any of their respective Affiliates shall be deemed not to be outstanding.

SECTION 13.                                      NOTICES.

All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(a)      if to any Guarantor, [to                                                                  or in care of the Company at the Company’s address set forth in the Note Agreement], or such other address as such Guarantor shall have specified to the holders in writing, or

(b)      if to any holder, to such holder at the addresses specified for such communications set forth in Schedule A to the Note Agreement, or such other address as such holder shall have specified to the Guarantors in writing.

SECTION 14.                                      MISCELLANEOUS.

Section 14.1.       Successors and Assigns; Joinder.  All covenants and other agreements contained in this Guaranty Agreement by or on behalf of the holders or any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder) whether so expressed or not.  It is agreed and understood that any Person may become a Guarantor hereunder by executing a Guarantor Supplement substantially in the form of Exhibit A attached hereto and delivering the same to the holders.  Any such Person shall thereafter be a “Guarantor” for all purposes under this Guaranty Agreement.

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Section 14.2.       Severability.  Any provision of this Guaranty Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law), not invalidate or render unenforceable such provision in any other jurisdiction.

Section 14.3.       Construction.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such express contrary provision) be deemed to excuse compliance with any other covenant.  Whether any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

The section and subsection headings in this Guaranty Agreement are for convenience of reference only and shall neither be deemed to be a part of this Guaranty Agreement nor modify, define, expand or limit any of the terms or provisions hereof.  All references herein to numbered sections, unless otherwise indicated, are to sections of this Guaranty Agreement.  Words and definitions in the singular shall be read and construed as though in the plural and vice versa, and words in the masculine, neuter or feminine gender shall be read and construed as though in either of the other genders where the context so requires.

Section 14.4.       Further Assurances.  Each Guarantor agrees to execute and deliver all such instruments and take all such action as the Required Holders may from time to time reasonably request in order to effectuate fully the purposes of this Guaranty Agreement.

Section 14.5.       Governing Law.  This Guaranty Agreement shall be construed and enforced in accordance with, and the rights of the holders and the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 14.6.       Jurisdiction and Process; Waiver of Jury Trial.  (a) Each Guarantor irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Guaranty Agreement.  To the fullest extent permitted by applicable law, each Guarantor irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)     Each Guarantor consents to process being served by or on behalf of any holder in any suit, action or proceeding of the nature referred to in Section 14.6(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 13 or at such other address of which such holder shall then have been notified pursuant to Section 13.  Each Guarantor agrees that such service upon receipt (i) shall be deemed in every respect effective

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service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)     Nothing in this Section 14.6 shall affect the right of any holder to serve process in any manner permitted by law, or limit any right that the holders may have to bring proceedings against any Guarantor in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)     THE GUARANTORS AND THE HOLDERS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY AGREEMENT OR OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 14.7.       Reproduction of Documents; Execution.  This Guaranty Agreement may be reproduced by any holder by any photographic, photo static, electronic, digital, or other similar process and such holder may destroy any original document so reproduced.  Each Guarantor agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 14.7 shall not prohibit any Guarantor or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.  A facsimile or electronic transmission of the signature page of a Guarantor shall be as effective as delivery of a manually executed counterpart hereof and shall be admissible into evidence for all purposes.  This Guaranty Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

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IN WITNESS WHEREOF, each Guarantor has caused this Subsidiary Guaranty Agreement to be duly executed and delivered as of the date and year first above written.

COVANCE CENTRAL LABORATORY SERVICES INC.

By:
Name:
Title:

COVANCE CENTRAL LABORATORY SERVICES LIMITED PARTNERSHIP

By: Covance Central Laboratory Services Inc., its General
Partner

By:
Name:
Title:

COVANCE PRECLINICAL CORPORATION

By:
Name:
Title:

COVANCE LABORATORIES INC.

By:
Name:
Title:

12

EXHIBIT A

FORM OF GUARANTOR SUPPLEMENT

THIS GUARANTOR SUPPLEMENT (the “Guarantor Supplement”), dated as of [                    , 20    ] is made by [                    ], a [                        ] (the “Additional Guarantor”), in favor of the holders from time to time of the Notes issued pursuant to the Note Agreement described below:

PRELIMINARY STATEMENTS:

I.                Pursuant to the Note Purchase Agreement dated as of October 2, 2013 (as amended, modified, supplemented or restated from time to time, the “Note Agreement”), by and among Covance Inc., a Delaware corporation (the “Company”), and the Persons listed on the signature pages thereto (the “Purchasers”), the Company has issued and sold (a) 3.25% Senior Notes, Series 2013A, due November 15, 2018 in the aggregate principal amount of $15,000,000 (the “Series 2013A Notes”), (b) 3.90% Senior Notes, Series 2013B, due November 15, 2020 in the aggregate principal amount of $50,000,000 (the “Series 2013B Notes”), (c) 4.50% Senior Notes, Series 2013C, due November 15, 2023 in the aggregate principal amount of $90,000,000 (the “Series 2013C Notes”) and (d) 4.65% Senior Notes, Series 2013D, due November 15, 2025 in the aggregate principal amount of $95,000,000 (the “Series 2013D Notes” and, together with the Series 2013A Notes, the Series 2013B Notes and Series 2013C Notes, as amended, restated or otherwise modified from time to time and including any such notes issued in substitution therefor, the “Notes”).

II.                 The Company is required pursuant to the Note Agreement to cause the Additional Guarantor to deliver this Guarantor Supplement in order to cause the Additional Guarantor to become a Guarantor under the Subsidiary Guaranty Agreement dated as of November 15, 2013 executed by certain Subsidiaries of the Company (together with each entity that from time to time becomes a party thereto by executing a Guarantor Supplement pursuant to Section 14.1 thereof, collectively, the “Guarantors”) in favor of each holder from time to time of any of the Notes (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty Agreement”).

III.                The Additional Guarantor has received and will receive substantial direct and indirect benefits from the Company’s compliance with the terms and conditions of the Note Agreement and the Notes issued thereunder.

IV.                   Capitalized terms used and not otherwise defined herein have the definitions set forth in the Note Agreement.

NOW, THEREFORE, in consideration of the funds advanced to the Company by the Purchasers under the Note Agreement and to enable the Company to comply with the terms of

A-1

the Note Agreement, the Additional Guarantor hereby covenants, represents and warrants to the holders as follows:

The Additional Guarantor hereby becomes a Guarantor (as defined in the Guaranty Agreement) for all purposes of the Guaranty Agreement.  Without limiting the foregoing, the Additional Guarantor hereby (a) jointly and severally with the other Guarantors under the Guaranty Agreement, guarantees to the holders from time to time of the Notes the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and the full and prompt performance and observance of all Guaranteed Obligations ( as defined in Section 1 of the Guaranty Agreement) in the same manner and to the same extent as is provided in the Guaranty Agreement, (b) accepts and agrees to perform and observe all of the covenants set forth therein, (c) waives the rights set forth in Section 3 of the Guaranty Agreement, (d) agrees to perform and observe the covenants contained in Section 8 of the Guaranty Agreement, (e) makes the representations and warranties set forth in Section 9 of the Guaranty Agreement and (f) waives the rights, submits to jurisdiction, and waives service of process as described in Section 14.6 of the Guaranty Agreement.

Notice of acceptance of this Guarantor Supplement and of the Guaranty Agreement, as supplemented hereby, is hereby waived by the Additional Guarantor.

The address for notices and other communications to be delivered to the Additional Guarantor pursuant to Section 13 of the Guaranty Agreement is set forth below.

[Add other relevant provisions as necessary.]

IN WITNESS WHEREOF, the Additional Guarantor has caused this Guarantor Supplement to be duly executed and delivered as of the date and year first above written.

[NAME OF GUARANTOR]

By:
Name:
Title:

Notice Address for such Guarantor

A-2

FORM OF INTERCREDITOR
AND COLLATERAL AGENCY AGREEMENT

INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT, dated as of [                        ], 2013 (this “Agreement”), among (i) Covance Inc. (the “Borrower”), (ii) Subsidiaries of the Borrower identified on the signature pages hereto (the “Guarantors” and collectively with the Borrower and any other company which joins this Agreement as a New Guarantor pursuant to Section 8.3, the “Companies” and each individually a “Company”), (iii) each Bank Agent (as hereinafter defined) on behalf of itself and each applicable Lender (as hereinafter defined), (iv) the holders from time to time of the Senior Notes hereinafter referred to (such holders of the Senior Notes being hereinafter referred to as the “Senior Note Creditors” and, together with the Bank Creditors and the Collateral Agent referred to below, the “Secured Creditors”), and (v) PNC Bank, National Association, as collateral agent hereunder (in such capacity, together with its successors as collateral agent hereunder, the “Collateral Agent”).  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in Section 1.1.

RECITALS

A.               Pursuant to the Second Amended and Restated Credit Agreement, dated as of March 7, 2012 (as amended, modified, supplemented and/or restated from time to time, the “2012 Credit Agreement”), among the Borrower, the Subsidiaries party thereto, the lenders from time to time party thereto (the “2012 Lenders”, such term to include an affiliate of any such lender that provides a Lender-Provided Hedge to a Loan Party (each term as defined in the 2012 Credit Agreement)) and PNC Bank, National Association, as agent for itself and the 2012 Lenders (together with any successor agent, the “2012 Bank Agent”), the 2012 Lenders have agreed to make available to the Borrower a revolving credit facility.

B.               Pursuant to the 2012 Credit Agreement, certain Subsidiaries of the Borrower have guaranteed to the 2012 Bank Agent the payment and performance of all of the 2012 Credit Agreement Obligations of the Borrower.

C.               Pursuant to the Note Purchase Agreement dated as of October 2, 2013 (as amended, modified or supplemented from time to time, the “2013 Note Agreement”), among the Borrower and the institutional investors signatory thereto (collectively, the “2013 Purchasers”, such term to include the holders from time to time of the 2013 Senior Notes (as hereinafter defined)), the Borrower has issued and sold to the 2013 Purchasers (i) $15,000,000 in aggregate principal amount of the Borrower’s Senior Notes, Series 2013A, due November 15, 2018 (the “2013A Senior Notes”), (ii) $50,000,000 in aggregate principal amount of the Borrower’s Senior Notes, Series 2013B, due November 15, 2020 (the “2013B Senior Notes”), (iii) $90,000,000 in aggregate principal amount of the Borrower’s Senior Notes, Series 2013C, due November 15, 2023 (the “2013C Senior Notes”) and (iv) $95,000,000 in aggregate principal amount of the Borrower’s Senior Notes, Series 2013D, due November 15, 2025 (the “2013D Senior Notes” and together with the 2013A Senior Notes, the 2013B Senior Notes, the 2013C Senior Notes and,

SCHEDULE 4.13
(to Note Purchase Agreement)

in each case, all notes issued in substitution or exchange therefor or in replacement thereof in accordance with the terms of the 2013 Note Agreement, the “2013 Senior Notes”).

D.               In connection with the 2013 Note Agreement, certain Subsidiaries of the Borrower are executing and delivering to the 2013 Purchasers a Subsidiary Guaranty Agreement dated as of [                    ], 2013 pursuant to which such Subsidiaries guarantee to the 2013 Purchasers all of the Borrower’s obligations under the 2013 Senior Note Documents.

E.             The 2012 Credit Agreement Obligations and the 2013 Senior Note Obligations are to share in the security provided by each of the Companies on a pari passu basis.  Accordingly, the 2012 Lenders and the 2013 Purchasers have agreed to appoint PNC Bank, National Association to act as collateral agent for the equal and ratable benefit of the Secured Creditors.  The security documents which create a security interest in favor of the Collateral Agent for the equal and ratable benefit of the Secured Creditors are collectively referred to herein as the “Security Documents” (as more fully defined in Section 1.1).

F.             In connection with the extension by the 2012 Lenders to the Borrower of credit pursuant to the 2012 Credit Agreement and the purchase of the 2013 Senior Notes by the 2013 Purchasers, the Secured Creditors have required that (i) the Collateral Agent and the Companies shall have executed and delivered each of the Security Documents to which it is or is to be a party and (ii) the Companies, the Secured Creditors and the Collateral Agent shall have executed and delivered this Agreement.

G.               The Secured Creditors, the Collateral Agent and the Companies desire to enter into this Agreement in order to, inter alia, (i) satisfy the conditions described in the preceding paragraph, (ii) appoint the Collateral Agent as the agent for and on behalf of the Secured Creditors and set forth the duties and powers of the Collateral Agent with respect to the Security Documents and the Collateral, (iii) provide for the method of exercising remedies under the Security Documents and (iv) provide for the application of (x) the proceeds from the Collateral, including from the exercise of remedies under the Security Documents, (y) amounts otherwise recovered from any Bank Guaranties or any Senior Note Guaranties and (z) certain other proceeds as described herein.

Accordingly, the parties hereto hereby agree as follows:

SECTION 1.                                             DEFINITIONS AND CONSTRUCTION.

Section 1.1.                   Certain Defined Terms.  For purposes of this Agreement, the following terms shall have the following respective meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have correlative meanings when used in the plural and vice versa):

“2012 Bank Agent”: as defined in RECITAL A of this Agreement.

“2012 Bank Creditors”: each 2012 Lender and the 2012 Bank Agent.

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“2012 Bank Guaranties”:  the guaranty given by certain Subsidiaries of the Borrower pursuant to the 2012 Credit Agreement, in favor of the 2012 Bank Creditors, together with any other guaranties of the 2012  Credit Agreement Obligations heretofore or hereafter executed.

“2012 Credit Agreement”: as defined in RECITAL A of this Agreement.

“2012 Credit Agreement Obligations”: all “Obligations” as such term is defined in the 2012 Credit Agreement.

“2012 Lenders”: as defined in RECITAL A of this Agreement.

“2012 Loan Documents”:  the “Loan Documents” as defined in the 2012 Credit Agreement.

“2013 Note Agreement”:  as defined in RECITAL C of this Agreement.

“2013 Purchasers”:  as defined in RECITAL C of this Agreement.

“2013 Senior Note Documents”:  the 2013 Note Agreement, the 2013 Senior Notes, the 2013 Senior Note Guaranties, the Security Documents, this Agreement, and all other documents and agreements entered into in connection therewith.

“2013 Senior Note Guaranties”:  the Subsidiary Guaranty Agreement, dated as of [                    ], 2013, by certain Subsidiaries of the Borrower in favor of the 2013 Purchasers, together with any other guaranties of the 2013 Senior Note Obligations heretofore or hereafter executed.

“2013 Senior Note Obligations”:  as defined in the definition of “Obligations.”

“2013 Senior Notes”:  as defined in RECITAL C of this Agreement.

“2013A Senior Notes”:  as defined in RECITAL C of this Agreement.

“2013B Senior Notes”:  as defined in RECITAL C of this Agreement.

“2013C Senior Notes”:  as defined in RECITAL C of this Agreement.

“2013D Senior Notes”:  as defined in RECITAL C of this Agreement.

“Additional Bank Creditors”: each Additional Lender and each bank agent acting on behalf of itself and each such Additional Lender.

“Additional Bank Guaranties”: each guaranty agreement executed and delivered by any Subsidiaries of the Borrower in favor of the Additional Lenders, together with any other guaranties of the Additional Credit Agreement Obligations that are executed from time to time,

3

in each case, so long as such guaranties and the underlying Indebtedness being guarantied are permitted to be incurred by the Senior Note Documents and the Loan Documents.

“Additional Collateral Agent”:  as defined in Section 9.13.

“Additional Credit Agreement”:  any credit agreement (other than a subordinated credit agreement), executed subsequent to the date hereof (as amended, modified or supplemented from time to time), among the Borrower and the financial institutions signatory thereto (collectively, the “Additional Lenders”, such term to include the lenders from time to time under such credit agreement and an affiliate of any such lender that provides a lender-provided hedge to a loan party under the respective Additional Credit Agreement) so long as such credit agreement and the Indebtedness evidenced thereby are permitted to be incurred by the Senior Note Documents and the Loan Documents.

“Additional Credit Agreement Obligations”: all “Obligations” as such term or any similar term is defined in the Additional Credit Agreement.

“Additional Lenders”: as defined in the definition of “Additional Credit Agreement.”

“Additional Loan Documents”:  the “Loan Documents” or other similar term as defined in each Additional Credit Agreement.

“Additional Note Agreement”:  any note purchase agreement (other than a subordinated note purchase agreement), executed subsequent to the date hereof (as amended, modified or supplemented from time to time), among the Borrower and the institutional investors signatory thereto (collectively, the “Additional Purchasers”, such term to include the holders from time to time of the Additional Senior Notes) so long as such note purchase agreement and the Indebtedness evidenced thereby (and by the Additional Senior Notes issued pursuant thereto) are permitted to be incurred by the Senior Note Documents and the Loan Documents.

“Additional Purchasers”:  as defined in the definition of “Additional Note Agreement.”

“Additional Senior Note Documents”:  each Additional Note Agreement, the Additional Senior Notes, the Additional Senior Note Guaranties, the Security Documents, this Agreement, and all other documents and agreements entered into in connection therewith.

“Additional Senior Note Guaranties”:  each guaranty agreement executed and delivered by any Subsidiaries of the Borrower in favor of the Additional Purchasers, together with any other guaranties of the Additional Senior Note Obligations that are executed from time to time, in each case, so long as such guaranties and the underlying Indebtedness being guarantied are permitted to be incurred by the Senior Note Documents and the Loan Documents.

“Additional Senior Note Obligations”:  as defined in the definition of “Obligations.”

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“Additional Senior Notes”: the senior notes of the Borrower issued pursuant to any Additional Note Agreement (together with all notes issued in substitution or exchange therefor or in replacement thereof in accordance with the terms of the Additional Note Agreement).

“Bank Agent”: the 2012 Bank Agent and each bank agent in respect of any Additional Credit Agreement.

“Bank Creditors”:  the 2012 Bank Creditors and any Additional Bank Creditors.

“Bank Guaranties”:  the 2012 Bank Guaranties and the Additional Bank Guaranties.

“Borrower”: as defined in the first paragraph of this Agreement.

“Collateral”:  as of the date hereof, shall mean the property described in the granting clauses of the Pledge Agreement and the Subsidiary Pledge Agreement, and thereafter shall include any additional property of any character, tangible or intangible, real, personal or mixed, from time to time subject to the lien of the Security Documents, or held by or for the benefit of any Secured Creditor or any property or assets of any of the Companies that secures any Obligations, and all proceeds of the foregoing.

“Collateral Agent”:  as defined in the first paragraph of this Agreement.

“Collateral Agent’s Fee”:  as defined in Section 9.7.

“Companies”:  as defined in the first paragraph of this Agreement.

“Company Proceeds”:  as defined in Section 2.2(b).

“Credit Agreement”:  the 2012 Credit Agreement and each Additional Credit Agreement.

“Credit Agreement Obligations”:  the 2012 Credit Agreement Obligations and the Additional Credit Agreement Obligations.

“Event of Default”:  any “Event of Default” under, and as defined in, any Credit Agreement or any Note Agreement, and in any event including, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Financing Documents”:  the Loan Documents and the Senior Note Documents.

“Guarantors”: as defined in the first paragraph of this Agreement.

“Indebtedness”:  as defined in the 2012 Credit Agreement.

“Lenders”:  the 2012 Lenders and the Additional Lenders.

“Loan Documents”:  the 2012 Loan Documents and the Additional Loan Documents.

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“Make-Whole Amount”:  the Make-Whole Amount, as defined or referred in the 2013 Note Agreement, and any make-whole amount or prepayment premium under any Additional Note Agreement, as applicable.

“New Guarantor”:  as defined in Section 8.3.

“Note Agreements”: the 2013 Note Agreement and each Additional Note Agreement.

“Obligations”:  collectively.

(i)                            all Credit Agreement Obligations;

(ii)                              (A)                               the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, Make-Whole Amount, if any, and interest on the 2013 Senior Notes, and (y) all other obligations and indebtedness (including, without limitation, expenses, indemnities and interest thereon, including at the default rate) of the Companies to the 2013 Purchasers, whether now existing or hereafter incurred under, arising out of or in connection with the 2013 Senior Notes and the other 2013 Senior Note Documents to which any of the Companies is a party and the due performance and compliance by any such Company with all of the terms, conditions and agreements contained in the 2013 Senior Notes and such other 2013 Senior Note Documents (all such obligations and liabilities described in this clause (A) being herein collectively called the “2013 Senior Note Obligations”); and

(B)                            the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, the Make-Whole Amount or prepayment premium, if any, and interest on, the Additional Senior Notes and (y) all other obligations and indebtedness (including, without limitation, expenses, indemnities and interest thereon, including at the default rate) of the Companies to the Additional Purchasers, whether now existing or hereafter incurred under, arising out of or in connection with the Additional Senior Notes and the other Additional Senior Note Documents to which any of the Companies is a party and the due performance and compliance by any such Company with all of the terms, conditions and agreements contained in the Additional Senior Notes and such other Additional Senior Note Documents (all such obligations and liabilities described in this clause (B) being herein collectively called the “Additional Senior Note Obligations”);

(iii)                               any and all amounts owing to the Collateral Agent pursuant to, or as referenced in, this Agreement or any Security Document;

(iv)                             any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral in accordance with the terms of this Agreement; and

(v)                            in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of each of the Companies referred to in clauses (i)

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and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder or under the Security Documents, together with reasonable attorneys’ fees and court costs.

“Permitted Liens”:  liens, security interests, and encumbrances, if any, that are permitted to exist on the Collateral by each of the 2012 Credit Agreement, the 2013 Note Agreement, each Additional Credit Agreement and each Additional Note Agreement.

“Person”:  any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledge Agreement”:  the Amended and Restated Pledge Agreement dated as of [                  ], 2013 and the Amended and Restated Share Charge dated as of [                  ], 2013, each by the Borrower in favor of the Collateral Agent (on behalf of the Secured Creditors).

“Potential Event of Default”:  any event which, with notice or lapse of time or both, would become an Event of Default.

“Purchasers”: the 2013 Purchasers and the Additional Purchasers.

“Required Bank Creditors”: at any time of determination thereof, the “Required Lenders” as defined in the 2012 Credit Agreement and in any Additional Credit Agreement.

“Required Secured Creditors”:  the Required Bank Creditors and the Required Senior Note Creditors; provided, however, that (a) if no Credit Agreement Obligations are outstanding, “Required Secured Creditors” shall mean solely the Required Senior Note Creditors, or (b) if no Senior Note Obligations are outstanding, “Required Secured Creditors” shall mean solely the Required Bank Creditors.  For the avoidance of doubt, to the extent a Bank Creditor has any commitment to extend credit to any of the Companies or their Subsidiaries under the Loan Documents, or any obligation to issue, extend or renew any letters of credit thereunder, or any letter of credit thereunder shall be issued, undrawn and not fully cash collateralized, there shall be deemed to be Credit Agreement Obligations outstanding under such Loan Documents.

“Required Senior Note Creditors”: at any time of determination thereof, the Senior Note Creditors holding in excess of 50% of the aggregate principal amount of the Senior Notes at the time outstanding.

“Secured Creditors”:  as defined in the first paragraph of this Agreement.

“Security Documents”:  as defined in RECITAL E and more particularly the Pledge Agreement, the Subsidiary Pledge Agreement and any other security agreements or documents which may from time to time be executed and delivered to secure the Obligations of each of the Companies to the Secured Creditors as required by the Loan Documents and the Senior Note Documents.

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“Senior Note Creditors”:  as defined in the first paragraph of this Agreement.

“Senior Note Documents”:  the 2013 Senior Note Documents and the Additional Senior Note Documents.

“Senior Note Guaranties”:  the 2013 Senior Note Guaranties and the Additional Senior Note Guaranties.

“Senior Note Obligations”:  the 2013 Senior Note Obligations and the Additional Senior Note Obligations.

“Senior Notes”: the 2013 Senior Notes and the Additional Senior Notes.

“Subsidiary”: of any Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of capital stock having ordinary voting power for the election of directors or other governing body (other than capital stock having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Borrower.

“Subsidiary Pledge Agreement”: the Amended and Restated Subsidiary Pledge Agreement dated as of [                        ], 2013 and the Amended and Restated Deed of Pledged Shares [                  ], 2013, each by Covance Central Laboratory Services Inc. in favor of the Collateral Agent (on behalf of the Secured Creditors).

Section 1.2.                   Construction.  The table of contents and section and other subdivision headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.  As used in this Agreement, the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation” unless the context otherwise requires.  Section and other subdivision references contained in this Agreement are references to Sections or other subdivisions in this Agreement, unless otherwise specified; and references to any Person shall include a reference to such Person’s permitted successors and assigns.  Except as herein otherwise expressly provided, references in this Agreement to any Financing Document, Security Document or any other contract, agreement or instrument shall be considered references to such Financing Document, Security Document or other contract, agreement or instrument, as the case may be, as supplemented, amended, restated or otherwise modified from time to time in accordance with its terms and, to the extent applicable, the terms hereof.

SECTION 2.                                             RELATIONSHIP BETWEEN SECURED CREDITORS.

Section 2.1.                   Consent to Liens.  Each Company hereby agrees and acknowledges that the Collateral Agent has been granted security interests in and liens on the Collateral and that the Secured Creditors and the Collateral Agent are entitled to the benefits thereof.

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Section 2.2.                   Priority of Lien.  (a) Notwithstanding the order or time of attachment of, or the order, time, or manner of perfection or the order or time of filing or recordation of any document or instrument, or other method of perfecting any lien which may have heretofore been, or may hereafter be, granted directly to, or created directly in favor of, any Secured Creditor (in its capacity as such) in any property or assets included or intended to be included in the Collateral, and notwithstanding any conflicting terms or conditions which may be contained in any Financing Document or Security Document and notwithstanding any provision of the Uniform Commercial Code (as in effect in any applicable jurisdiction) or other applicable law, the Companies shall cause the Collateral Agent shall have a first priority lien on and security interest in the Collateral, subject only to Permitted Liens.  No Secured Creditor (in its capacity as such) shall have apart from its interest as provided herein and in the Security Documents, (i) any lien on or security interest in the property and assets included in the Collateral or (ii) any lien or security interest in any other property or assets of the Companies that secures any of the Obligations, and, notwithstanding the forgoing, to the extent any Secured Creditor acquires any such liens or security interests, such Secured Creditor shall be deemed to (and by its acceptance of this Agreement agrees to) hold those liens and security interests for the ratable benefit of all Secured Creditors.  All Obligations shall rank pari passu and no Secured Creditor shall be entitled to any preferences or priority over any other Secured Creditor.  It is expressly agreed by the parties that the Collateral Agent will not be held liable for a failure by any of the Companies to comply with the provisions of this Section 2.2(a), and the Collateral Agent does not make any representations or warranties as to the priority of the lien of the Security Documents.

(b)              All proceeds received by the Collateral Agent or any Secured Creditor upon the sale, exchange, collection, foreclosure, or other disposition of or realization upon all or any part of the Collateral, in each case pursuant to the exercise of remedies under any Financing Document or any Security Document, or upon any collection or enforcement under any of the Bank Guaranties or any of the Senior Note Guaranties (together, the “Company Proceeds”), which term shall include, without limitation, (i) the proceeds of any liquidation or foreclosure sale of, enforcement of any lien in, or other realization upon any Collateral or of any collection or enforcement under any of the Bank Guaranties or any of the Senior Note Guaranties, together with any other sums thereafter received by any Secured Creditor or the Collateral Agent as part of the Collateral (including, without limitation, all amounts received by the Collateral Agent or any Secured Creditor pursuant to the exercise by it of any right of set-off in respect of the Obligations held by it) and (ii) the proceeds of any distributions of Collateral received by any Secured Creditor or the Collateral Agent in respect of any amounts owing to it under any of the Financing Documents following any marshaling of the assets of any Company (whether in bankruptcy, reorganization, winding-up proceedings or similar proceedings, or otherwise), or following confirmation of any plan of arrangement or plan of reorganization of any Company, shall be distributed among the Secured Creditors and the Collateral Agent as set forth in Section 3.2.

(c)               The interests of the Secured Creditors and the Collateral Agent arising under the Security Documents shall be equal and ratable, and the Secured Creditors and the Collateral Agent shall share in the Collateral and all Company Proceeds thereof as set forth in Section 3.2.

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Section 2.3                      Custody of Collateral.  If any Secured Creditor acquires custody, control or possession of any Collateral in contravention of this Agreement, then such Secured Creditor shall promptly cause such Collateral to be delivered to, or put in the custody, possession or control of, the Collateral Agent for disposition or distribution in accordance with the provisions of this Agreement.  Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Creditor shall be deemed to hold such Collateral in trust for the parties entitled thereto under this Agreement.

Section 2.4.                   Certain Adjustments.  (a) If any Secured Creditor shall at any time during the existence of any Potential Event of Default or Event of Default exercise any right of set-off, debit, banker’s lien, or counterclaim or any similar right with respect to any obligation of any Company owing to such Secured Creditor, such Secured Creditor shall exercise such right first with respect to the Obligations hereunder held by such Secured Creditor.  Further, if any Secured Creditor shall obtain payment of any Obligation held by it through the exercise of any such right, such Secured Creditor shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor, shall deliver the amount of such payment in the like form received (with proper endorsements, if necessary) to the Collateral Agent to be distributed among the Secured Creditors as set forth in Section 3.2.

(b)              Nothing herein shall require any Secured Creditor to exercise any such right described in subparagraph (a) above.  Nevertheless, if under any applicable bankruptcy, insolvency, or other similar law, any Secured Creditor receives a secured claim in lieu of a set-off to which this Section applies, such Secured Creditor shall exercise its rights in respect of such secured claim in a manner consistent with the rights of the Secured Creditors entitled under this Section 2.4 to share in the benefits of any recovery on such secured claim.

SECTION 3.                                             ENFORCEMENT; APPLICATION OF PROCEEDS.

Section 3.1.                   Enforcement of Security by Collateral Agent.  The Collateral Agent, for the benefit of itself and the Secured Creditors, may take, or if so directed by the Required Secured Creditors, shall take, from time to time, such action for the protection and enforcement of its rights under this Agreement and the Security Documents, provided that any such action taken by the Collateral Agent without direction from the Required Secured Creditors shall be limited to actions that the Collateral Agent determines to be necessary to protect and preserve the Collateral and the rights of the Secured Creditors, provided, further, that the Collateral Agent shall promptly notify all Secured Creditors in writing of any action to be taken without direction from the Required Secured Creditors.

Section 3.2.                   Application of Monies by Collateral Agent.  (a) Notwithstanding any provision in any Security Document or any Financing Document to the contrary with respect to the application of any proceeds realized under any Security Document or Financing Document, at all times after the occurrence and during the continuance of an Event of Default (i) all monies received by any Secured Creditor upon any collection or enforcement under any of the Bank Guaranties, any of the Senior Note Guaranties, any Financing Document or any Security Document shall be promptly remitted by such Secured Creditor to the Collateral Agent in the like form received (with appropriate endorsements, if necessary) for application by the Collateral

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Agent as hereunder provided in subclause (ii) of this sentence, and (ii) all monies received by the Collateral Agent pursuant to the preceding subclause (i) or upon any collection or enforcement under any of the Bank Guaranties, any of the Senior Note Guaranties, any Financing Document or any Security Document shall, promptly upon receipt, be applied as follows (as applicable):

FIRST:  To the payment of all amounts owing to the Collateral Agent of the type described in clauses (iii), (iv), and (v) of the definition of “Obligations”;

SECOND:  To the Secured Creditors in an aggregate amount equal to the amount of the principal and interest owing to the Secured Creditors, and, in case such moneys shall be insufficient to pay in full such aggregate amount, then ratably, without priority of one such Secured Creditor over another, in the proportion that the amount of such principal and interest to which each such Secured Creditor is entitled bears to the aggregate amount of such principal and interest to which all such Secured Creditors are entitled;

THIRD:   To the Secured Creditors in an aggregate amount equal to the amount of all other Obligations owing to the Secured Creditors, and, in case such moneys shall be insufficient to pay in full such aggregate amount, then ratably, without priority of one such Secured Creditor over another, in the proportion that the amount of such other Obligations to which each such Secured Creditor is entitled bears to the aggregate amount of such other Obligations to which all such Secured Creditors are entitled; and

FOURTH:  Any surplus then remaining to the Companies, their successors or assigns, or to the Person who may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

For purposes of clause SECOND of the first paragraph of this Section 3.2(a), in determining the unpaid principal amount of the Obligations under any Credit Agreement there shall be included an amount equal to the issued but undrawn face amount of any Letter of Credit under and as defined in such Credit Agreement outstanding at the time, provided that any money otherwise payable to the Bank Creditors in respect of any such undrawn face amount shall not be paid by the Collateral Agent to the Bank Creditors but shall be retained by the Collateral Agent in a separate account designated “Letter of Credit Subaccount”, shall be invested in the manner provided in Section 3.4 and shall be payable to the Bank Creditors only when and to the extent that drawings occur under the respective Letters of Credit and the Borrower fails to pay to the Bank Creditors the amounts owing in respect of such drawings pursuant to such Credit Agreement; provided further that (i) to the extent any such Letter of Credit shall be canceled or terminated without a drawing in respect of any portion of the respective undrawn stated amount thereof or (ii) to the extent a drawing in respect of any such Letter of Credit shall have been made and subsequently reimbursed by the Borrower in accordance with the terms of such Credit Agreement, in either such case in respect of which amounts have previously been paid into the “Letter of Credit Subaccount”, the money so paid into the “Letter of Credit Subaccount” shall be withdrawn by the Collateral Agent and applied in the manner otherwise provided above in this Section 3.2(a).

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(b)              Statements of Secured Creditors.  In determining the amount of the Obligations owed to each Secured Creditor and the portions thereof which are due on account of principal, interest, fees, or expenses or otherwise, the Collateral Agent may request from each Secured Creditor, and shall be entitled to rely upon, a statement from each Secured Creditor setting forth the Obligations owed to it in such detail as shall permit the Collateral Agent to make the foregoing distributions.  In the event of any dispute between any Secured Creditors as to the Obligations owed to them or the amounts thereof, the Collateral Agent shall be entitled (but not required unless so directed by the Required Secured Creditors) to hold such portion of the Company Proceeds as are subject to such dispute pending the resolution by the parties or pursuant to a judicial determination.

Section 3.3.                   Discontinued Proceeding.  In case the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document or any Financing Document and the proceeding for such enforcement shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, each Company, the Collateral Agent, and the Secured Creditors shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement and such Security Document with respect to the Collateral and in all other respects, and thereafter all rights, remedies, and powers of the Collateral Agent shall continue as though no such proceeding had occurred.

Section 3.4.                   Retention and Investment of Company Proceeds.  (a) Upon their receipt by the Collateral Agent and pending disbursement pursuant to Section 3.2, all Company Proceeds shall be held by the Collateral Agent for the benefit of the Collateral Agent and the Secured Creditors.

(b)              Notwithstanding subparagraph (a) above, the Collateral Agent, upon the direction of the Required Secured Creditors, shall invest such Company Proceeds held by it in the manner it determines in its discretion or as specified in such direction; provided, however, that (i) the Collateral Agent retains the ability to make distributions of such Company Proceeds in accordance with the separate paragraphs of Section 3.2, and (ii) the Collateral Agent shall not be liable for losses on any investments made at the direction of the Required Secured Creditors.  For the avoidance of doubt, the Collateral Agent shall be liable for losses on any investments made in the discretion (and without direction from the Required Secured Creditors) of the Collateral Agent.

SECTION 4.                                             AGREEMENT AMONG THE SECURED CREDITORS.

Subject to the application of proceeds realized under any Security Document or Financing Document as set forth in Section 3.2 of this Agreement, nothing contained in this Agreement shall prohibit any Secured Creditor from (a) accelerating the maturity of, or demanding payment from any of the Companies or their Subsidiaries on, any Obligation of the Companies or their Subsidiaries to such Secured Creditor, (b) instituting legal action against any of the Companies or their Subsidiaries to obtain a judgment or other legal process in respect of such Obligation, (c) imposing a default rate of interest in accordance with the Financing

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Documents, as applicable, or (d) raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, except that the Collateral Agent may direct and control any defense to the extent directly relating to the Collateral or any one or more of the Security Documents, subject to and in accordance with the provisions of this Agreement.

SECTION 5.                                             PAYMENTS BY THE COLLATERAL AGENT, ETC.

All payments by the Collateral Agent hereunder shall be made (x) if to the Senior Note Creditors, directly to the Senior Note Creditors, (y) if to the Bank Creditors, to each Bank Agent under each Credit Agreement for the account of such Bank Agent and the other Bank Creditors under such Credit Agreement and (z) if to the Collateral Agent, directly to the Collateral Agent.

SECTION 6.                                             CERTIFICATES AS TO ISSUANCE OF, PAYMENTS OF INTEREST ON, AND PREPAYMENTS OF, SENIOR NOTES.

Section 6.1.                   Certificates to be Delivered.  Upon the issuance of any Senior Note pursuant to the applicable Note Agreement or upon any substitution of any such Senior Note, the Borrower will deliver to the Collateral Agent an officer’s certificate specifying the date and principal amount of such Senior Note and the name and address of the holder thereof, and stating that such Senior Note is being issued pursuant to the 2013 Note Agreement or the applicable Additional Note Agreement, as applicable, or in substitution of a previously issued Senior Note (in which case such certificate shall also identify such previously issued Senior Note by reference to the prior certificate covering the same) and that such Senior Note is entitled to the benefits of this Agreement and of the Security Documents.  Upon the prepayment of any Senior Note pursuant to the applicable Note Agreement, the Borrower will deliver to the Collateral Agent an officer’s certificate specifying such prepayment, the prepayment date, the aggregate principal amount of the Senior Notes prepaid on such date, the name of the holder of each such Senior Note, if any, and the amount of each such Senior Note prepaid, the Make-Whole Amount, if any, applicable to such prepayment and the section of the applicable Note Agreement pursuant to which such prepayment was made.  The Borrower will also deliver to the Collateral Agent promptly upon request similar officer’s certificates confirming such data as to all Senior Notes at the time outstanding and entitled to the benefits of this Agreement and of the Security Documents, and, in addition, setting forth, as of the date of such officer’s certificate, with respect to any interest payment, the name and address of each holder of any Senior Note provided by such holder to the Borrower, together with the principal amount of all Senior Notes held by each respective holder thereof.

Section 6.2.                   Requested List.  The Borrower agrees that it will deliver to the Collateral Agent, from time to time upon the request of the Collateral Agent, a written list setting forth (i) the aggregate principal amount of the Obligations outstanding under each of the Note Agreements and each of the Credit Agreements, (ii) the interest rate then in effect under each such agreement (broken out on a loan-by-loan basis), (iii) to the extent known to the Borrower, the names of each Secured Creditor under each such agreement, (iv) the unpaid principal amount owing to each such Secured Creditor (except to the extent such information is known by the Collateral Agent in its capacity as 2012 Bank Agent, if the Collateral Agent and the 2012 Bank Agent are one and the same), (v) the unpaid interest owing to each such Secured Creditor (except

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to the extent such information is known by the Collateral Agent in its capacity as 2012 Bank Agent, if the Collateral Agent and the 2012 Bank Agent are one and the same) and (vi) any other net amounts owing to such Secured Creditor or the Collateral Agent.  No such written list prepared by the Borrower shall be conclusive for purposes of this Agreement unless and to the extent that the information set forth therein shall have been confirmed in writing by the respective Secured Creditors and, as to amounts owing to the Collateral Agent, the Collateral Agent, provided that the Collateral Agent may conclusively, and shall be fully protected in so relying, rely upon the accuracy of any such list if no written objection thereto shall have been made by any Secured Creditor within 10 days after a copy of the same shall have been delivered in writing to the Secured Creditors or Collateral Agent, as the case may be.  Each Company agrees to furnish promptly to the Collateral Agent any changes, or additions to the name and address of each Person to whom notices must be sent under the Financing Documents.

SECTION 7.                                             NOTICES, ETC., RECEIVED BY THE COLLATERAL AGENT.

The Collateral Agent shall deliver to each Secured Creditor, promptly upon receipt thereof, duplicates or copies of all notices, requests, officer’s certificates, insurance certificates and notices, and other documents or instruments received by the Collateral Agent under or pursuant to this Agreement or the other Security Documents, to the extent that the same shall not have been furnished pursuant hereto or thereto to such Secured Creditor.

SECTION 8.                                             AMENDMENTS, ETC., OF SECURITY DOCUMENTS AND FINANCING DOCUMENTS; JOINDER.

Section 8.1.                   Security Document Amendments and Waivers.  Notwithstanding anything to the contrary contained in any Security Document, except (i) as expressly provided in this Agreement, (ii) as expressly provided in the applicable Security Document as in effect on the date of its effectiveness or as amended in accordance with the terms hereof or (iii) except for amendments or modifications to Security Documents solely to provide that the obligations evidenced by the Additional Senior Note Documents or the Additional Loan Documents are ratably secured by the Collateral, no Security Document may be amended, modified, canceled or terminated, and no consent, waiver, determination or approval by the Collateral Agent shall be effective for purposes of such Security Document, without the written consent of the Required Secured Creditors; provided however, that no such consent, waiver, approval, amendment, modification, cancellation, or termination shall, without the written consent of all affected Senior Note Creditors and Bank Creditors, have the effect of releasing all or substantially all of the Collateral; provided, further, that nothing in this Section 8.1 shall limit the provisions of Section 1.2(a)(2) of the 2013 Note Agreement and the obligations of the holders of the 2013 Senior Notes in connection therewith.  Each Secured Creditor hereby authorizes the Collateral Agent to execute and deliver any amendments and modifications of the type described in clause (iii) of the preceding sentence.  Any such consent, waiver, approval, amendment, modification, cancellation, or termination shall apply equally to each of the Secured Creditors and shall be binding upon the parties to the Security Documents, the Collateral Agent and all future holders of the Obligations.  The Collateral Agent shall, as soon as practicable, furnish a copy of each such amendment, modification, cancellation, termination, consent, waiver, or approval to each Secured Creditor.  The Collateral Agent shall be permitted to release any lien on any Collateral

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pursuant to the express terms of the Security Documents or that is transferred or to be transferred as part of or in connection with any transaction permitted under each of the 2012 Credit Agreement, the 2013 Note Agreement, each Additional Credit Agreement and each Additional Note Agreement or otherwise approved hereunder.

Section 8.2.                   Additional Collateral:  Etc.  The Companies and the Collateral Agent may at any time, without the consent of any Secured Creditor, enter into additional Security Documents and/or execute related documentation, in form and substance satisfactory to the Collateral Agent to:  (i) perfect the security interests granted pursuant to the Security Documents, (ii) add to the covenants and other obligations of the Companies under the Security Documents for the benefit of the Secured Creditors; or (iii) grant a lien in favor of the Collateral Agent upon any property of any Company as additional Collateral for the Obligations.

Section 8.3.                   Joinder.  To the extent, after the date hereof, any Subsidiary is required by the terms of any Financing Document to become a “Guarantor” or “Subsidiary Guarantor” (as such terms are used in either of the 2012 Credit Agreement, the 2013 Note Agreement, any Additional Credit Agreement or any Additional Note Agreement) thereunder and become party to any Security Document (a “New Guarantor”), the Borrower shall cause each such New Guarantor to become a party hereto pursuant to an Instrument of Adherence in substantially the form of Exhibit A attached hereto and shall cause such New Guarantor to comply with the requirements of such Instrument of Adherence.  From and after the date on which such New Guarantor becomes a party hereto, such New Guarantor shall be a “Guarantor” and a “Company” hereunder.

SECTION 9.                                             CONCERNING THE COLLATERAL AGENT.

Section 9.1.                   Grant of Authority; Acceptance of Appointment.  (a) Each Secured Creditor and each holder of any Senior Note Obligations or Credit Agreement Obligations by its acceptance thereof hereby appoints and authorizes the Collateral Agent to execute and deliver the Security Documents and to take such action as agent on its behalf and to exercise such powers hereunder and under the other Security Documents as are specifically delegated to the Collateral Agent by the terms of this Agreement and to take such other actions as it deems necessary to preserve and protect the security interests granted under the Security Documents, in each case together with such other powers as are reasonably incidental thereto.  The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Security Documents.

(b)              The Collateral Agent hereby accepts its appointment as Collateral Agent hereunder, including, without limitation, its obligations hereunder and under the other Security Documents, for the benefit of the holders of the Senior Note Obligations and the Credit Agreement Obligations from time to time outstanding, upon the terms herein expressly set forth.

Section 9.2.                   Authorization (including deliveries of certain default notices, etc.).  (a) The Collateral Agent is authorized to take such action on behalf of each of the Secured Creditors and to exercise all such powers as are hereunder and under any of the other Security Documents and any related documents delegated to the Collateral Agent, together with such powers as are

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reasonably incidental thereto, including the authority, without the necessity of any notice to or further consent of the Secured Creditors, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or ensure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Collateral Agent.

(b)              The relationship between the Collateral Agent and each of the Secured Creditors is that of an independent contractor.  The use of the term “Collateral Agent” is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Collateral Agent and each of the Secured Creditors.  Nothing contained in this Agreement nor the other Security Documents shall be construed to create an agency, trust or other fiduciary relationship between the Collateral Agent and any of the Secured Creditors.

(c)              As an independent contractor empowered by the Secured Creditors to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Security Documents, the Collateral Agent is nevertheless a “representative” of the Secured Creditors, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Secured Creditors and the Collateral Agent with respect to all collateral security and guaranties contemplated by the Security Documents.  Such actions include the designation of the Collateral Agent as “secured party” or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Secured Creditors and the Collateral Agent.

Section 9.3.                   Employees and Agents.  The Collateral Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Security Documents.  The Collateral Agent may utilize the services of such employees or agents as the Collateral Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such employees or agents shall be paid by the Companies.  The Collateral Agent shall not be liable for the misconduct or negligence of any such agent or attorney appointed by it with due care.

Section 9.4.                   Action on Instructions.  (a) Except as specifically provided herein, the Collateral Agent shall not take any action or exercise any right, power, or remedy under this Agreement or under any other Security Document unless directed in writing to do so by the Required Secured Creditors.

(b)              The Collateral Agent shall in all cases be fully protected in acting or refraining from acting under this Agreement or any of the other Security Documents upon written directions signed by the appropriate Required Secured Creditors.

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(c)              Any such directions and any action taken and any failure to act, in each case pursuant to such directions, shall be binding on all the Secured Creditors, all holders of the Obligations, and their respective successors and assigns.

Section 9.5.                   Responsibility of Collateral Agent.  (a) Neither the Collateral Agent nor any of its directors, officers, agents, employees, or attorneys shall be liable for any action taken or omitted to be taken under or in connection with this Agreement or any other Security Document in accordance with the terms hereof or thereof or with the written instructions of the appropriate Required Secured Creditors as set forth in Section 9.4, except for such liability resulting from its or their gross negligence or willful misconduct.  The Collateral Agent shall not be responsible to any Secured Creditor for any recitals, statements, representations, or warranties (other than any thereof made by the Collateral Agent or any officer thereof) contained in this Agreement or in any of the other Security Documents, for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any of the other Security Documents or of the Collateral, or, except as specifically set forth in Section 9.5(b), for the creation, maintenance, or perfection of any security interest created by the Security Documents or for any filing or recording in connection therewith.  The Collateral Agent shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Agreement or the Security Documents, except as expressly provided by the terms and conditions of this Agreement or the Security Documents, or expressly provided in written instructions received pursuant to the terms of this Agreement or the Security Documents.

(b)              The Collateral Agent shall hold each document or instrument included in the Collateral and delivered to it as provided in this Agreement for the benefit of the Secured Creditors.  The Collateral Agent shall take such further action with respect to any particular filing or recording pertaining to the Collateral as may be requested in writing by the Required Secured Creditors.

(c)              The Collateral Agent may rely and shall be protected in acting or refraining from acting, in good faith, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note, or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(d)              The Collateral Agent may consult with independent legal counsel and the advice of such counsel shall be full and complete authorization and protection in respect of any action to be taken, suffered, or omitted by it hereunder in good faith and in reliance thereon.

(e)              All moneys received by the Collateral Agent shall, until used or applied as herein provided, be held for the purposes for which they were received, but, except as otherwise provided in Section 3.2, need not be segregated from other funds except to the extent required by law.

(f)              The Collateral Agent shall not be responsible in any manner whatsoever for the correctness of any recitals, statements, representations or warranties contained herein or in any Security Document.  The Collateral Agent makes no representation as to the value or condition

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of the Collateral or any part thereof, as to the title of any of the Companies or any of their Subsidiaries to the Collateral, as to the security afforded by this Agreement or the Security Documents or, as to the validity, execution, enforceability, legality or sufficiency of this Agreement or any other Financing Document, and the Collateral Agent shall incur no liability or responsibility in respect of any such matters.  The Collateral Agent shall not be required to ascertain or inquire as to the performance by any of the Companies or any of their Subsidiaries.

(g)                          The Collateral Agent shall not be responsible for insuring the Collateral, for the payment of taxes, charges, assessments or liens upon the Collateral or otherwise as to the maintenance of the Collateral, except as provided in the immediately following sentence when the Collateral Agent has possession of the Collateral.  The Collateral Agent shall have no duty to any of the Companies or any of their Subsidiaries or to the Secured Creditors as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Collateral Agent or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto, except the duty to accord such of the Collateral as may be in its possession substantially the same care as it accords its own assets and the duty to account for monies received by it.

(h)                         The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect notice or knowledge of the occurrence of any Event of Default or Potential Event of Default unless and until the Collateral Agent shall have received a written notice from any of the Companies or any Secured Creditor to the Collateral Agent in its capacity as Collateral Agent indicating that such has occurred.  The Collateral Agent shall have no obligation either prior to or after receiving such notice to inquire whether an Event of Default or Potential Event of Default has, in fact, occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice so furnished to it.

(i)                             The Collateral Agent shall not be liable except for the performance of such duties as are specifically set forth in this Agreement or in the Security Documents and no implied covenants or obligations shall be read into this Agreement or into the Security Documents against the Collateral Agent but the duties and obligations of the Collateral Agent shall be determined solely by the express provisions of this Agreement and the Security Documents.

(j)                            In the absence of bad faith on the part of the Collateral Agent or manifest error, the Collateral Agent may rely upon the authenticity of, and the truth of the statements and the correctness of the opinions expressed in, and shall be protected in acting upon, any resolution, officer’s certificate, opinion of counsel, note, request, notice, consent, waiver, order, signature guaranty, notarial seal, stamp, acknowledgment, verification, appraisal, report, stock certificate, or other paper or document believed by the Collateral Agent to be genuine and to have been signed, affixed or presented by the proper party or parties.

(k)                         In the absence of bad faith on the part of the Collateral Agent or manifest error, whenever the Collateral Agent, or any of its agents, representatives, experts or counsel, shall consider it necessary or desirable that any matter be proved or established, the Collateral Agent may rely on an officer’s certificate as to such matter (unless other evidence in respect thereof be herein specifically prescribed); provided, however, that the Collateral Agent, or such agent,

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representative, expert or counsel, may require such further and additional evidence and make such further investigation as it or they may consider reasonable.

(l)                              The Collateral Agent shall not be liable for any error of judgment made in good faith by an officer of the Collateral Agent and absent manifest error unless it shall be proved that the Collateral Agent was grossly negligent in ascertaining the pertinent facts.

(m)                     Whether or not an Event of Default or Potential Event of Default shall have occurred, the Collateral Agent shall not be under any obligation to take or refrain from taking any action under this Agreement or any of the Security Documents which may tend to involve it in any expense or liability, unless and until it is requested in writing so to do by the Required Secured Creditors and furnished, from time to time as it may require, with satisfactory security and indemnity.

Nothing in this Section 9.5 is intended, vis-à-vis the Companies, to grant any additional rights and/or remedies to the Collateral Agent than those which the Secured Creditors have been granted by the Companies under their respective Financing Documents as in effect from time to time.

Section 9.6.                   Rights of Collateral Agent.  The Collateral Agent in its individual capacity and its affiliates may accept deposits from, lend to, and generally engage in any kind of lending, banking, or trust business with, the Companies and any of their affiliates as if it were not acting as the Collateral Agent.  With respect to its commitment and in its capacity as a Bank Creditor, the Collateral Agent shall have and may exercise the same rights and powers under this Agreement and is subject to the same obligations and liabilities as applicable to any other Bank Creditor.

Section 9.7.                   Collateral Agent’s Fees.  The Companies agree to pay to the Collateral Agent the collateral agency fees separately agreed upon between the Companies and the Collateral Agent (the “Collateral Agent’s Fee”) with respect to this Agreement and the other Security Documents.  In the event that the Collateral Agent shall resign or be removed as Collateral Agent hereunder, the Companies agree to pay the successor Collateral Agent such reasonable collateral agency fees as such successor Collateral Agent shall from time to time charge (in accordance with its normal practice) for performance of services of the type required of it hereunder and under the Security Documents.  Any such fees shall be fully earned when due and payable and shall not be subject to rebate, reduction, or refund for any reason, nor shall the Collateral Agent be obligated to apply any amount of such fee to expenses incurred by it that are otherwise reimbursable by any Company pursuant to any other provision of this Agreement or any Security Document.

Section 9.8.                   Non-Reliance on Collateral Agent or any Other Secured Creditors.  Each Secured Creditor agrees that it has, independently and without reliance upon the Collateral Agent or any other Secured Creditor, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition, and creditworthiness of each Company and as to the adequacy of the Collateral, and has made its own decision to extend credit to the Companies under the

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Financing Documents and to enter into this Agreement and the Financing Documents to which it is a party, and that each Secured Creditor has had the opportunity to be represented by its own counsel in connection with the negotiation of the Financing Documents, the perfection of the liens created by the Security Documents as of the date hereof, and the consummation of the closing of the transactions contemplated by the Financing Documents.  Each Secured Creditor also agrees that it will, independently and without reliance upon the Collateral Agent or any other Secured Creditor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals, and decisions in taking or not taking action under this Agreement and the Financing Documents, and to make such investigation, as it deems necessary to inform itself as to the business, operations, property, financial and other condition, and creditworthiness of each Company.  Except for notices, reports, and other documents expressly required to be furnished to the Secured Creditors by the Collateral Agent hereunder or by the other Security Documents, the Collateral Agent shall not have any duty or responsibility to provide any Secured Creditor with any credit or other information concerning the business, operations, property, financial and other condition, or creditworthiness of each Company which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact, or affiliates.

Section 9.9.                   Expenses and Indemnification.  (a) The Companies, from time to time upon request, will, on a joint and several basis, pay or reimburse the Collateral Agent and its affiliates for all its reasonable out-of-pocket expenses and disbursements hereunder and under the Security Documents, including, without limitation, the reasonable fees and disbursements of its counsel and of its agents not regularly in its employ.  The Companies hereby, on a joint and several basis, indemnify and hold harmless the Collateral Agent, its affiliates and their respective directors, officers, employees and agents from and against any loss, claim, damage, liability, expense, or obligation (including, without limitation, reasonable attorneys’ fees and expenses) which the Collateral Agent or such affiliate (or any such director, officer, employee or agent) may incur in the execution, delivery, administration, exercise and performance of this Agreement or the Security Documents, including without limitation, (i) the any actual or alleged presence or release of hazardous materials on or from any property owned or operated by the Company or any of its Subsidiaries, (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, brought by a third party or by any Company, and regardless of whether any Person to be indemnified hereunder is a party thereto, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of such indemnitee and (iii) any liability of the Collateral Agent for the payment, failure to pay, or delay in payment of any taxes in respect of the granting of security under this Agreement or the Security Documents, any stamp or other taxes in respect of the issue and sale of the Senior Notes or the incurrence of the Credit Agreement Obligations, or any other taxes imposed upon or assessed against the Collateral Agent relating to or, in connection with its services hereunder and thereunder (but excluding therefrom net income taxes and franchise taxes in lieu of net income taxes imposed on the Collateral Agent), provided that the Companies shall not be liable under this Section 9.9 for any such loss, claim, damage, liability, expense or obligation incurred by the Collateral Agent to the extent resulting from its own gross negligence or willful misconduct or resulting from following instructions from the Required Secured Creditors, which instructions constitute gross negligence or willful misconduct of such Secured Creditors.  It is the express intention of the parties hereto

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that each Person to be indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages arising out of or resulting from the ordinary, sole or contributory negligence of such Person.  The Companies shall also reimburse any Secured Creditor upon demand for any indemnification obligation in respect of which such Secured Creditor shall become liable to the Collateral Agent as contemplated by Section 9.9(b) of this Agreement.  Such indemnity shall survive payment of the Obligations and any resignation, removal, or replacement of the Collateral Agent.

(b)              To the extent that the Companies fail to do so (if so required pursuant to Section 9.9(a)), and without limiting the primary obligation of the Companies to do so (if so required pursuant to Section 9.9(a)), the Secured Creditors will reimburse the Collateral Agent upon demand and hold the Collateral Agent, its affiliates and their respective directors, officers, employees, and agents harmless, in proportion to the respective amounts of the Obligations at the time held by them, against any and all losses, liabilities, or expenses incurred by such Persons in connection with the execution, delivery, administration, exercise or performance of this Agreement or the Security Documents, including any costs and expenses incurred in connection with any investigation, suit (whether or not the Collateral Agent or any other such indemnified Person is named as a party thereto), or claim arising out of or related to such action, but only in proportion to the respective amounts of the Obligations at the time held by them, provided, that no Secured Creditor shall be liable under this Section 9.9 for (i) any such losses, liabilities, or expenses incurred by the Collateral Agent to the extent resulting from its own gross negligence or willful misconduct or (ii) salaries of employees or other internal costs of the Collateral Agent (unless the Collateral Agent was following instructions from the Required Secured Creditors).  It is the express intention of the parties hereto that each Person to be indemnified hereunder shall be indemnified and held harmless against any and all losses, liabilities, claims or damages as limited in the preceding sentence arising out of or resulting from the ordinary, sole or contributory negligence of such Person.

Section 9.10.                    Resignation, Removal and Replacement of Collateral Agent.  The Collateral Agent or any successor Collateral Agent may resign at any time by giving at least 90 days’ prior written notice of resignation to the Companies and each Secured Creditor, such resignation to be effective upon the appointment of a successor or interim Collateral Agent as provided below in this Section 9.10.  Either the Required Bank Creditors or the Required Senior Note Creditors may at any time remove the Collateral Agent for or without cause by an instrument or instruments in writing delivered to the Collateral Agent and the Companies.  In case the office of Collateral Agent shall become vacant for any reason, the Required Secured Creditors may appoint a successor Collateral Agent (eligible as provided in Section 9.12) to fill such vacancy by an instrument or instruments in writing delivered to such successor Collateral Agent, the departing Collateral Agent, and the Companies.  Unless an Event of Default shall have occurred and be continuing, such successor Collateral Agent shall be reasonably acceptable to the Companies.  Until a new Collateral Agent shall be so appointed by such Persons, the Collateral Agent shall appoint an interim Collateral Agent (eligible as provided in Section 9.12) to fill such vacancy by an instrument or instruments in writing and delivered to such interim Collateral Agent, the Companies, and each Secured Creditor.  If no successor Collateral Agent shall have been so appointed and have accepted appointment within 90 days after such resignation, the departing Collateral Agent, the Companies, or any Secured Creditor may petition any court of

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competent jurisdiction for the appointment of a successor Collateral Agent.  Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint an interim Collateral Agent.  Any interim Collateral Agent so appointed by the Collateral Agent or a court shall immediately and without further act be superseded upon the acceptance of appointment by any successor Collateral Agent appointed by the Required Secured Creditors.  Upon the appointment of any successor or interim Collateral Agent pursuant to this Section 9.10 such successor or interim Collateral Agent shall immediately and without further act succeed to all the rights and obligations of the departing Collateral Agent hereunder and under the Security Documents as if originally named herein and therein and the departing Collateral Agent, at the expense of the Companies, shall duly assign, transfer, and deliver to such successor or interim Collateral Agent all the rights and properties and moneys at the time held by the departing Collateral Agent hereunder and under the Security Documents and shall execute and deliver such proper instruments as may be reasonably necessary or requested to evidence such assignment, transfer, and delivery.  After any such resignation or removal, the provisions of this Section 9 shall continue in effect for the benefit of the departing Collateral Agent with respect to any actions taken or omitted by it while acting as Collateral Agent.

Section 9.11.                    Successor Collateral Agent by Merger, Consolidation, Etc.  Any corporation, national banking association or other entity into which the Collateral Agent may be merged or with which it may be consolidated, or any corporation, national banking association or other entity resulting from any merger or consolidation to which the Collateral Agent is a party, or any state or national bank, trust company or other entity in any manner succeeding to all or substantially all of the business of the Collateral Agent, if eligible as provided in Section 9.12, shall automatically succeed to all of the rights and obligations of the Collateral Agent hereunder and under the Security Documents without further action on the part of any of the parties hereto.  Such surviving or succeeding corporation, national banking association or other entity (if other than the Collateral Agent) shall, upon request, deliver to each Secured Creditor and the Companies written notice of such succession to the rights and obligations of the Collateral Agent hereunder and under the Security Documents.

Section 9.12.                   Eligibility of Collateral Agent.  The Collateral Agent shall always be either a state or national bank or trust company or insurance company in good standing, organized under the laws of the United States of America or one of the States thereof, and having a capital and surplus (as shown by its latest annual report of condition) aggregating at least $300,000,000.  In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 9.12, the Collateral Agent shall resign immediately in the manner and with the effect specified in Section 9.10.

Section 9.13.                    Appointment of Additional Collateral Agents.  (a) If, at any time or times, in order to conform with any law of any jurisdiction in which any Company shall then own or hold any property which is a part of the Collateral or to make any claim or to bring any suit with respect to the Collateral, the Collateral Agent shall be requested by the Required Secured Creditors, or advised by legal counsel satisfactory to it that it is necessary or prudent in the interest of the Secured Creditors so to do, the Collateral Agent shall execute and deliver any and all instruments and agreements necessary or proper to appoint another trust company, bank or banking association, or one or more Persons, appointed by the Collateral Agent, either to act as

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an additional collateral agent hereunder or under any of the Security Documents, jointly with the Collateral Agent, or to act as a separate collateral agent or trustee hereunder or under any of the Security Documents (any such additional or separate agent or trustee being herein referred to as an “Additional Collateral Agent”), in any such case with such powers, duties, and discretion as shall be specified in said instruments or agreements of appointment, executed as aforesaid, and to vest in such Additional Collateral Agent any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent, subject to Section 9.4(a) and the remaining provisions of this Section 9.13.  Any such Additional Collateral Agent may at any time or times be removed by the Collateral Agent, and upon any such removal, the Collateral Agent may appoint a successor Additional Collateral Agent pursuant to this Section 9.13.

(b)              The rights, powers, duties, and obligations conferred or imposed upon the Collateral Agent under this Agreement and the Security Documents shall be conferred and imposed upon and exercised or performed by the Collateral Agent, or jointly by the Collateral Agent and any Additional Collateral Agent, as provided herein or in the instrument or agreement appointing such Additional Collateral Agent, except that all moneys received pursuant to any Security Document to be delivered to or held by the Collateral Agent shall be so delivered to or held by the Collateral Agent only, and except to the extent that under the law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations shall be exercised and performed by such Additional Collateral Agent.

(c)               Each Additional Collateral Agent appointed pursuant to the provisions of this Section 9.13 may resign or may be removed and successors to such Additional Collateral Agent may be appointed in the same manner that the Collateral Agent may resign or be removed or a successor to the Collateral Agent appointed as provided in Section 9.10 or 9.11, and all of the provisions hereof with respect to the resignation or removal of the Collateral Agent or the appointment of a successor to the Collateral Agent, and the effect thereof, shall be deemed applicable to the resignation or removal of each Additional Collateral Agent appointed pursuant to the provisions of this Section 9.13 or to the appointment of successors to such Additional Collateral Agent, as the case may be.  In addition the Collateral Agent may remove or replace any such Additional Collateral Agent appointed by it pursuant to Section 9.13(a) if the Collateral Agent determines that such removal or replacement is reasonably necessary to protect the interests of the Secured Creditors.

Section 9.14.                    Agency for Perfection.  Each Secured Creditor and each holder of any Obligation by its acceptance thereof hereby appoints each other Secured Creditor and each such holder as agent for the purpose of perfecting the security interest in Collateral which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession.  Should any Secured Creditor or any such holder obtain possession of any such Collateral, such Secured Creditor or such holder, as the case may be, shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor, shall deliver such Collateral to the Collateral Agent or in accordance with the Collateral Agent’s instructions.

Section 9.15.                    Reliance by Companies.  The Companies shall not be obligated to ascertain the authority of the Collateral Agent to act on behalf of the Secured Creditors in connection with

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any of the matters governed by this Agreement or the other Security Documents, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority.  The Companies shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order, or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent, or made by the Collateral Agent on behalf of the Secured Creditors in respect of a matter governed by this Agreement or the other Security Documents.

SECTION 10.                                      FURTHER ASSURANCES.

Section 10.1.                    Filing; Additional Documents.  The Companies, at their own expense, will cause the Security Documents, and any and all additional instruments which shall be executed pursuant to the terms thereof, to be kept, filed, and recorded, at all times in such places in the United States of America as the Collateral Agent or the Required Secured Creditors may reasonably request in order to perfect and preserve the rights of the Collateral Agent and the Secured Creditors under the Security Documents, and shall, from time to time, furnish to the Collateral Agent evidence satisfactory to the Collateral Agent of each such filing or recordation, and, without limitation of any of the foregoing, at the request of the Collateral Agent or any Secured Creditor, shall promptly correct any defect, error, or omission which may at any time hereafter be discovered in the execution, acknowledgment, or delivery thereof, and will execute, acknowledge, and deliver all such agreements, instruments, and assurances and take all such further action as the Collateral Agent or the Required Secured Creditor from time to time may reasonably request in order to establish, perfect, and protect any liens or security interests created or purported to be created by this Agreement or any other Security Document or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder and thereunder with respect to the Collateral or otherwise, or further to effectuate the purposes of this Agreement and the other Security Documents and to carry out the terms hereof and thereof.  Without limiting the foregoing, the Companies shall promptly file and record such financing statements, continuation statements, and other instruments or documents with respect to the liens created or intended to be created by the Security Documents, as the Collateral Agent may reasonably deem necessary or appropriate fully to perfect such liens, or fully to protect its interests and the interests of the Secured Creditors thereunder, and for such purposes each Company hereby authorizes the Collateral Agent to effect any such filings and recordings without the signature of such Company to the extent permitted by applicable law.

Section 10.2.                    Authorization for Filing.  Each Company hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral.

SECTION 11.                                      TERMINATION; REINSTATEMENT.

Section 11.1.                    Termination.  This Agreement and the other Security Documents shall terminate upon the payment (or prepayment) in full, in accordance with the terms of the Loan Documents and the Senior Note Documents, of the principal of and the Make-Whole Amount (if any) and interest on all of the Senior Notes and the Credit Agreement Obligations, and the

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payment of all other amounts constituting or included in the Obligations (including, without limitation, the reasonable compensation, expenses, and disbursements of the Collateral Agent) and the termination of all commitments to lend and expiration of all issued Letters of Credit (or provision of full cash collateral for same) under each Credit Agreement, provided that this Agreement shall be subject to termination if each Secured Creditor consents to the termination of this Agreement.  At the time of such termination, the Collateral Agent, at the request and expense of the Companies, will execute and deliver to the Companies a proper instrument or instruments acknowledging the satisfaction and termination of this Agreement and the other Security Documents, and will duly assign, transfer, and deliver to the Companies all of the rights, properties, and monies at the time held by the Collateral Agent hereunder and under the Security Documents.

Section 11.2.                    Reinstatement.  Notwithstanding any provision hereof or of any other Security Document to the contrary, in the event that all or any part of any payment or payments theretofore applied to any of the Obligations is or must be rescinded or returned for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, reorganization or the like of any Company), such Obligations, for the purposes of this Agreement and each Security Document, to the extent that such payment is or must be so rescinded or returned, shall be deemed to have continued in existence (regardless of whether (x) there shall have previously occurred any Event of Default or Potential Event of Default), (y) any instrument or agreement evidencing such obligation shall have been acquired by any Company or canceled or (z) this Agreement or any Security Document shall have been terminated pursuant to Section 11.1 or otherwise), and this Agreement and each of the Security Documents shall continue to be effective or shall be reinstated, as the case may be, without further act of any Person, as to such Secured Obligations, all as though neither such payment nor such application thereof had been made.

SECTION 12.                                      INCONSISTENT PROVISIONS.

If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in any Security Document, the provisions in this Agreement shall be controlling, and shall supersede such inconsistent provisions to the extent necessary to give full effect to all provisions contained in this Agreement.

SECTION 13.                                      NOTICES.

All notices, consents, requests, demands, and other communications to or upon the respective parties to be effective shall be in writing (including by facsimile) and, unless otherwise expressly provided in this Agreement, shall be deemed to have been duly given or made when delivered by hand, when deposited in the mail (certified mail, return receipt requested and postage prepaid) or, in the case of facsimile notice, when sent, and addressed (i) as set forth below in the case of the Collateral Agent, (ii) as set forth below with respect to the Borrower and in care of the Borrower with respect to any other Company and (iii) as set forth in the applicable Credit Agreement or the applicable Note Agreement as applicable, in the case of any Secured Creditor; and, as to any party hereto, to such other address as may be indicated in a written notice given by such party to each other party:

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The Collateral Agent:

PNC Bank, National Association

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

Attention:  [                              ]

The Borrower:

Covance Inc.

210 Carnegie Center

Princeton, New Jersey 08540

Attention:  [                              ]

Following the sending of any notice, consent, request, or demand as aforesaid, the party sending such notice shall give telephone notice to the parties to whom such notice was sent, but failure to give such telephone notice shall not affect the validity of such notice, consent, request, or demand.

SECTION 14.                                      MISCELLANEOUS.

Section 14.1.                    No Waiver.  No failure on the part of the Collateral Agent, the Additional Collateral Agents or any of their agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder or under any other Security Document shall operate as a waiver thereof nor shall any single or partial exercise by the Collateral Agent, the Additional Collateral Agents or any of their agents of any right, power or remedy hereunder or under any other Security Document preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies herein and in the other Security Documents are cumulative and are not exclusive of any remedies provided by law or in equity or otherwise.

Section 14.2.                    Governing Law: Submission to Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.  EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY OTHER SECURITY DOCUMENT TO WHICH IT IS A PARTY MAY BE LITIGATED IN SUCH COURTS, AND SUCH PARTY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OF FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT.

Section 14.3.                    Amendments, Waivers, etc.  The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Required Secured Creditors and each Company; provided that (x) no such waiver, alteration or amendment to Section 3.2(a), Section 8.1, this Section 14.3 or the definitions of the terms “Secured Creditors”

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or “Required Secured Creditors” shall be affected without the written consent of each Secured Creditor and (y) without the written consent of the Collateral Agent, no such waiver, alteration or amendment shall affect any of the rights or duties of the Collateral Agent.  Any such waiver, alteration or amendment shall be binding upon the Companies, the Collateral Agent and each Secured Creditor.

Section 14.4.                    Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Companies, the Collateral Agent, the Secured Creditors and their respective successors and assigns (provided, however, that no Company shall assign or transfer its rights hereunder without (i) the prior written consent of the Collateral Agent (which consent shall not be unreasonably withheld or delayed), (ii) the consents required by the Loan Documents and (iii) the consents required by the Senior Note Documents).  As more particularly provided in the Credit Agreements and the Note Agreements, any transferee of any interest in any Obligation shall, by acceptance thereof, be deemed to be bound by the terms of this Agreement and to become subject to the obligations of a Secured Creditor hereunder.  Notwithstanding the foregoing, in the event of a sale by any Bank Creditor of any participating interest in any loan under any Credit Agreement (other than any such sale involving a transfer of such interest) to any Person, such Bank Creditor’s obligations under this Agreement shall remain unchanged, such Bank Creditor shall remain solely responsible for the performance of such obligations, such Bank Creditor shall remain the holder of any such right, obligation, or interest in which a participating interest is being sold for all purposes under this Agreement and the other Security Documents, and the Companies and the Collateral Agent shall continue to deal solely and directly with such Bank Creditor in connection with this Agreement and the Security Documents as if no such sale had occurred.

Section 14.5.                    Counterparts.  This Agreement may be executed in any number of counterparts (including facsimile counterparts), each of which shall be an original and all of which, taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 14.6.                    Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 14.7.                    Security Interest.  The Companies shall take such action as may be necessary or advisable to obtain, preserve, protect and maintain the Collateral Agent’s continuing first priority perfected security interest in the Collateral under all applicable law as set forth in each of the Pledge Agreement and the Subsidiary Pledge Agreement and, upon the reasonable request of the Collateral Agent, deliver any “Security Documents” (as such term is defined in each of the Pledge Agreement and the Subsidiary Pledge Agreement) to the Collateral Agent.

Section 14.8.                    WAIVER OF JURY TRIAL.  EACH OF THE COMPANIES, THE SECURED CREDITORS AND THE COLLATERAL AGENT ACKNOWLEDGES THAT THE TIME AND EXPENSE REQUIRED FOR

27

TRIAL BY JURY EXCEED THE TIME AND EXPENSE FOR A BENCH TRIAL AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 14.9.                    Joinder of Additional Lenders and Additional Purchasers.  To the extent, after the date hereof, any Additional Lender or any Additional Purchaser desires to become a Secured Creditor hereunder and become party to this Agreement (a “New Secured Creditor”), each such New Secured Creditor (or the Bank Agent acting on behalf of itself and any Additional Lender) shall execute and deliver to the Collateral Agent an Intercreditor Joinder Agreement in substantially the form of Exhibit B attached hereto.  From and after the date on which such New Secured Creditor becomes a party hereto, such New Secured Creditor shall be a “Secured Creditor” and a “Bank Creditor” or “Senior Note Creditor” hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

28

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

COMPANIES:

COVANCE INC.,
a Delaware corporation

By:
Name:
Title:

COVANCE CENTRAL LABORATORY SERVICES INC.,
a Delaware corporation

By:
Name:
Title:

COVANCE CENTRAL LABORATORY SERVICES LIMITED PARTNERSHIP,
an Indiana limited partnership

By:
Name:
Title:

COVANCE PRECLINICAL CORPORATION,
a Washington corporation

By:
Name:
Title:

COVANCE LABORATORIES INC.,
a Delaware corporation

[Signature Page to Intercreditor and Collateral Agency Agreement]

By:
Name:
Title:

[Signature Page to Intercreditor and Collateral Agency Agreement]

SECURED CREDITORS:

PNC BANK, NATIONAL ASSOCIATION, as Agent under the 2012 Credit Agreement on behalf of itself and the 2012 Lenders

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor and Collateral Agency Agreement]

[VARIATION - 2013 NOTE PURCHASER]

By:
Name:
Title:

[Signature Page to Intercreditor and Collateral Agency Agreement]

EXHIBIT A

FORM OF INSTRUMENT OF ADHERENCE

Dated as of

PNC Bank, National Association, as Collateral Agent

and the Secured Creditors referred to below

[                                      ]

[                                      ]

Ladies and Gentlemen:

Reference is made to that certain Intercreditor and Collateral Agency Agreement dated as of [                          ], 2013 (the “Intercreditor Agreement”), by and among (i) Covance Inc. (the “Borrower”), (ii) certain Subsidiaries of the Borrower from time to time party thereto (the “Guarantors” and collectively with the Borrower, the “Companies” and each individually a “Company”), (iii) each Bank Agent on behalf of itself and each applicable Lender, (iv) the holders from time to time of the Senior Notes from time to time party thereto (the “Senior Note Creditors” and, together with the Bank Creditors and the Collateral Agent referred to below, the “Secured Creditors”), and (v) PNC Bank, National Association, as collateral agent hereunder (in such capacity, the “Collateral Agent”).  Capitalized terms which are used herein without definition and which are defined in the Intercreditor Agreement shall have the same meanings herein as in the Intercreditor Agreement.

The undersigned [NAME OF GUARANTOR SUBSIDIARY], a [type of entity] (the “Adhering Party”) has on or prior to the date hereof executed and delivered to (a) the Bank Agent a Joinder Agreement (as such term is defined in the applicable Credit Agreements) and has become a Guarantor (as such term is defined in the applicable Credit Agreements) thereunder and (b) the Senior Note Creditors a Subsidiary Guaranty (as such term is defined in the applicable Note Agreements) and has become a Subsidiary Guarantor (as such term is defined in the applicable Note Agreements) thereunder and, in connection therewith, hereby agrees to become party to the Intercreditor Agreement and to comply with and be bound by all of the terms, conditions and covenants thereof all with the same effect as if it had executed the Intercreditor Agreement on the date thereof.  On or prior to the date of the execution of this Instrument of Adherence, the undersigned has become a party to one or more Security Documents and agrees to be bound thereby as if it had been a party to such Security Documents from the respective dates thereof.  The Adhering Party hereby acknowledges and agrees that it shall be a “Guarantor” and a “Company” under the Intercreditor Agreement.

The undersigned represents and warrants to the Secured Creditors and the Collateral Agent that:

(a)                            it has all appropriate powers under its respective governing documents to become a party to the Intercreditor Agreement and to perform all of its respective obligations thereunder; and

(b)                            it is capable of complying with and is in compliance with all of the provisions of the Intercreditor Agreement.

The following documents shall be delivered to the Collateral Agent concurrently with this Instrument of Adherence:

(a)                            copies, certified by a duly authorized officer of the undersigned to be true and complete as of the date hereof, of each of (i) the charter documents of the undersigned as in effect on the date hereof, (ii) the by-laws of the undersigned as in effect on the date hereof, (iii) the resolutions of the board of directors of the undersigned authorizing the execution and delivery of this Instrument of Adherence and the undersigned’s performance of all of the transactions contemplated hereby, and (iv) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the undersigned’s name and on its behalf, each of this Instrument of Adherence and the other applicable Financing Documents, and to give notices and to take other action on its behalf under such Financing Documents;

(b)                            a certificate of the Secretary of State of                            of a recent date as to the undersigned’s corporate existence, good standing and tax payment status;

(c)                             evidence that [NAME OF GUARANTOR SUBSIDIARY] has executed and delivered to the Collateral Agent all Security Documents required to be entered into by such Guarantor pursuant to the terms of the Financing Documents; and

(d)                            such other documents as the Collateral Agent may reasonably request.

In addition, upon the request of the Collateral Agent, a legal opinion as to the legal, valid and binding nature of the Intercreditor Agreement, as supplemented hereby, with respect to the Borrowers and the Guarantors, including, without limitation, the undersigned, shall be delivered to the Collateral Agent concurrently with this Instrument of Adherence.

This Instrument of Adherence shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[INSERT NAME OF GUARANTOR SUBSIDIARY]

A-2

By:
Name:
Title:

Accepted and Agreed:

PNC BANK, NATIONAL ASSOCIATION,
individually and as Collateral Agent

By:
Name:
Title:

A-3

EXHIBIT B

FORM OF INTERCREDITOR JOINDER AGREEMENT

[EXECUTION BY ADDITIONAL LENDER/BANK AGENT OR ADDITIONAL PURCHASER]

The undersigned hereby acknowledges and agrees to the foregoing Intercreditor and Collateral Agency Agreement dated as of [                          ], 2013 (the “Agreement”) and executes and delivers this Intercreditor Joinder Agreement and agrees to become [a party thereon on behalf of itself and the Additional Lenders under the Agreement] [a party thereto] with all the rights, benefits and obligations of a Secured Creditor and [a Bank Creditor] [a Senior Note Creditor] (each as defined in the Agreement) all as of the date hereof                           ,             .

The undersigned [Additional Lender/Bank Agent] [Additional Purchaser] has entered into the following facility with the Borrower [insert description of debt facility of the Borrower] which is guaranteed by certain Subsidiaries of the Borrower pursuant to [insert description of guaranty agreement].

[Bank Agent/Additional Lender] [Additional Purchaser]

By
Name:
Title:

DISCLOSURE MATERIALS

None.

SCHEDULE 5.3

(to Note Purchase Agreement)

SCHEDULE 5.4

TO NOTE PURCHASE AGREEMENT

RESTRICTED SUBSIDIARIES OF THE COMPANY AND OWNERSHIP OF SHARES OF RESTRICTED SUBSIDIARIES

Restricted Subsidiaries	Jurisdiction of Organization	Percentage Owned by Covance	Percentage Owned by Restricted Subsidiaries

Covance Central Laboratory Services Inc.	Delaware	96.53	3.47 (Covance Preclinical Corporation)
Covance Preclinical Corporation	Washington	100	0
Covance Central Laboratory Services Limited Partnership	Indiana	1	99 (Covance Central Laboratory Services Inc.)
Covance Laboratories Inc.	Delaware	0	100 (Covance Preclinical Corporation)
Covance International Holdings B.V.	The Netherlands	0	100 (Covance Central Laboratory Services Inc.)
CJB Inc.	Delaware	100	0
CRPP Inc.	Delaware	0	100 (Covance Research Products Inc.)
Covance Central Lab Services SA	Switzerland	0	100 (Covance International Holdings B.V.)
Covance Laboratories Limited	U.K.	0	0
Covance Clinical Research Unit Ltd.	U.K.	0	100 (Covance Clinical and Periapproval Services Limited)
Covance Clinical and Periapproval Services Limited	U.K.	0	0
Covance Market Access Services Inc.	Delaware	100	0
Covance Periapproval Services Inc.	Delaware	100	100 (Covance Limited)
Covance Limited	U.K.	100	0
Covance Research Products Inc.	PA	0	100 (Covance Preclinical Corporation)

Agreement restricting in any material respect the ability of any Restricted Subsidiary to pay dividends and other distributions:  None

SCHEDULE 5.5

TO NOTE PURCHASE AGREEMENT

FINANCIAL STATEMENTS

The consolidated financial statements of the Company and its Subsidiaries are included within each of the Company’s Form 10-K and 10-Q filings with the SEC, including without limitation, the following filings, which satisfy the delivery requirement thereof under Section 5.5 of this Note Purchase Agreement:

(i)                                     10-K for fiscal years ending December 31, 2008 through 2012,

(ii)                                  10-Q for quarterly period ending March 31, 2013, and

(iii)                               10-Q for quarterly period ending June 30, 2013.

SCHEDULE 5.15

TO THE NOTE PURCHASE AGREEMENT

EXISTING INDEBTEDNESS

(a)                                 Sections 5.15(a), (b) and (c) of the NPA  —  Indebtedness for borrowed money of the Company and its Subsidiaries the principal amount of which exceeds $500,000 and subjects the property of the Company or its assets to a Lien and which limits the amount of, or otherwise imposes restrictions on the incurring of Indebtedness of the Company:

(i)                                 the Existing Credit Facility,

(ii)                              the Pledge Agreement, and

(iii)                           the Subsidiary Pledge Agreement.